As filed with the U.S. Securities and Exchange Commission on September 19, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INSPIRE VETERINARY PARTNERS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	8900	85-4359258
(State or jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

780 Lynnhaven Parkway

Suite 400

Virginia Beach, Virginia 23452

Telephone: (757) 734-5464

(Address, Including Zip Code, and Telephone Number, Including

Area Code, of Registrant’s Principal Executive Offices)

Richard Frank

Chief Financial Officer

Inspire Veterinary Partners, Inc.

780 Lynnhaven Parkway

Suite 400

Virginia Beach Virginia 23452

Telephone: (757) 734-5464

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Sean J. Klein, Esq.	M. Ali Panjwani, Esq.
Inspire Veterinary Partners, Inc.	Pryor Cashman LLP
780 Lynnhaven Parkway	7 Times Square
Suite 400	40th Floor
Virginia Beach, VA 23452	New York, NY, 10036
(240) 390-6235	(212) 421-4100

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer:	☐	Accelerated filer:	☐
Non-accelerated filer:	☒	Smaller reporting company:	☒
		Emerging Growth Company:	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 19, 2025

PRELIMINARY PROSPECTUS

INSPIRE VETERINARY PARTNERS, INC.

35,000,000 Shares of Class A Common Stock

This prospectus relates to the offer and resale of up to 35,000,000 shares of our Class A common stock, $0.0001 par value per share, or the Class A common stock, by Seven Knots, LLC, or Seven Knots or the selling stockholder.

The shares of Class A common stock being offered by Seven Knots may be issued pursuant to a common stock purchase agreement dated July 29, 2025, or the purchase agreement, that we entered into with Seven Knots. We are not selling any securities under this prospectus and will not receive any of the proceeds from the resale of our Class A common stock by Seven Knots. However, we may receive up to $50.0 million in gross proceeds from sales of our Class A common stock to Seven Knots that we may make under the purchase agreement from time to time after the date of this prospectus.

Under the terms of the purchase agreement, we may, at our sole discretion, direct Seven Knots to purchase shares of Class A common stock in amounts not to exceed $5 million per purchase notice, provided that the closing sale price of the Class A common stock is at least $0.75 per share and other customary conditions are satisfied. Seven Knot’s ownership is limited to 4.99% of our outstanding common stock. See “Seven Knots Committed Equity Financing” for a further description of the purchase agreement and “Selling Stockholder” for additional information regarding Seven Knots.

Our Class A common stock is listed on The Nasdaq Capital Market under the symbol “IVP.” On September 16, 2025, the last reported closing price of our Class A common stock was $0.90 per share.

Seven Knots is deemed an “underwriter” in this offering within the meaning of Section 2(a)(11) of the Securities Act.

You should read this prospectus, together with the additional information described under the headings “Information Incorporated by Reference” and “Where You Can Find More Information,” carefully before you invest in any of our securities.

Investing in our securities involves significant risk. You should review carefully the risk factors described in “Risk Factors” beginning on page 6 of this prospectus before investing in our Class A common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is       , 2025.

i

ABOUT THIS PROSPECTUS

This prospectus provides you with a general description of the shares of Class A common stock offered by the selling stockholder. In certain circumstances, we may provide a prospectus supplement that will contain specific information about the terms of a particular offering. We also may provide a prospectus supplement to add information to, or update or change information contained in, this prospectus. To the extent there is a conflict between the information contained in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus or any prospectus supplement — the statement in the later-dated document modifies or supersedes the earlier statement.

You should read both this prospectus and any applicable prospectus supplement together with the additional information about our company to which we refer you in the sections of this prospectus titled “Where You Can Find More Information” and “Information Incorporated by Reference.” You should rely only on the information contained in or incorporated by reference into this prospectus and any prospectus supplement. We have not authorized any dealer, salesperson or other person to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date. You should not consider this prospectus to be an offer or solicitation relating to shares of Class A common stock in any jurisdiction in which such an offer or solicitation relating to such shares of common stock is not authorized. Furthermore, you should not consider this prospectus to be an offer or solicitation relating to shares of Class A common stock if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

This prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section titled “Where You Can Find Additional Information.”

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), and a “smaller reporting company” as defined in Rule 405 under the Securities Act, and are subject to reduced public company reporting requirements. This prospectus complies with the requirements that apply to an issuer that is an emerging growth company and a smaller reporting company.

Unless otherwise stated or the context otherwise requires, the terms “we,” “us,” “our,” “Inspire” and the “Company” refer to Inspire Veterinary Partners, Inc.

ii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference, may contain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements are based upon our current assumptions, expectations and beliefs concerning future developments and their potential effect on our business. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “approximately,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” or the negative of these terms or other comparable terminology, although the absence of these words does not necessarily mean that a statement is not forward-looking. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements.

We cannot predict all of the risks and uncertainties. Accordingly, such information should not be regarded as representations that the results or conditions described in such statements or that our objectives and plans will be achieved and we do not assume any responsibility for the accuracy or completeness of any of these forward-looking statements. These forward-looking statements are found at various places throughout this prospectus and include information concerning possible or assumed future results of our operations, including statements about potential acquisition or merger targets; business strategies; future cash flows; financing plans; plans and objectives of management; any other statements regarding future acquisitions, future cash needs, future operations, business plans and future financial results, and any other statements that are not historical facts.

These forward-looking statements represent our intentions, plans, expectations, assumptions and beliefs about future events and are subject to risks, uncertainties and other factors. Many of those factors are outside of our control and could cause actual results to differ materially from the results expressed or implied by those forward-looking statements. Considering these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than we have described. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. All subsequent written and oral forward-looking statements concerning other matters addressed in this prospectus and attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to herein.

Except to the extent required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, a change in events, conditions, circumstances or assumptions underlying such statements, or otherwise.

iii

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere or incorporated by reference in this prospectus and in the documents we incorporate by reference. This summary does not contain all of the information that you should consider before deciding to invest in our Class A common stock. You should read this entire prospectus carefully, including the “Risk Factors” section contained in this prospectus and in the documents we incorporate by reference.

Inspire owns and operates veterinary hospitals throughout the United States. The Company specializes in small animal general practice hospitals which serve all manner of companion pets, emphasizing canine and feline breeds and including equine care. As the Company expands, it expects to acquire additional veterinary hospitals, including general practice, mixed animal facilities, and critical and emergency care.

As of the date of this prospectus, the Company has fourteen veterinary hospitals located in nine states. Inspire has expanded and plans to further expand through acquisitions of existing hospitals which have a financial track record, marketplace advantages and future growth potential. Because the Company leverages a leadership and support structure which is distributed throughout the United States, acquisitions are not centralized to one geographic area.

Services provided at the Company’s hospitals include preventive care for companion animals consisting of annual health exams which include: parasite control; dental health; nutrition and body condition counseling; neurological examinations; radiology; bloodwork; skin and coat health and many breed specific preventive care services. Surgical offerings include all soft tissue procedures such as spays and neuters, mass removals, splenectomies and can also include gastropexies, orthopedic procedures and other types of surgical offerings based on a doctor’s training. In many locations additional means of care and alternative procedures are also offered such as acupuncture, chiropractic and various other health and wellness offerings.

The Company completed its initial public offering on August 31, 2023 and its shares of Class A common stock are traded on The Nasdaq Capital Market, or Nasdaq, under the symbol “IVP.”

The Company’s principal executive offices are located at 780 Lynnhaven Parkway, Suite 400, Virginia Beach, Virginia 23452. Our telephone number is (757) 734-5464.

Recent Developments

Seven Knots Committed Equity Financing

On July 29, 2025, we entered into the purchase agreement with Seven Knots, pursuant to which Seven Knots committed to purchase up to $50.0 million of shares of our Class A common stock, at our direction from time to time, provided that the closing sale price of the Class A common stock is at least $0.75 per share and subject to the satisfaction of the terms and conditions in the purchase agreement. Also, on the same date, we entered into a registration rights agreement with Seven Knots, pursuant to which we agreed to file with the U.S. Securities and Exchange Commission, or the Commission or SEC, a registration statement to register for resale under the Securities Act the shares of the Class A common stock that may be issued to Seven Knots under the purchase agreement.

See “Seven Knots Committed Equity Financing” beginning on page 24 of this prospectus for additional information about the purchase agreement.

Nasdaq Compliance, Stockholders’ Equity

On August 26, 2025, following the first closing of a private placement of Series B convertible preferred stock, which is discussed below, Nasdaq notified the Company that it determined that the Company complies with Nasdaq’s minimum stockholders’ equity requirement. We had received a notice letter from Nasdaq on April 10, 2025 stating that, based on our stockholders’ equity as reported in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, we were not in compliance with the minimum stockholders’ equity requirement for continued inclusion on the Nasdaq Capital Market.

Private Placement of Series B Convertible Preferred Stock and Warrants

On July 28, 2025, we entered into a securities purchase agreement with certain accredited investors for the private placement of up to 7,590 shares of Series B convertible preferred stock, or Series B preferred stock, and accompanying warrants to purchase shares of the Class A common stock. The aggregate offering amount is up to $10 million, to be completed in one or more closings.

On July 29, 2025, we completed the first closing of the private placement, issuing 6,340 shares of Series B preferred stock and 6,340,000 warrants for aggregate proceeds of approximately $5 million. Proceeds were received in cash and through the transfer of certain securities in lieu of cash. On September 9, 2025, we completed an additional closing, issuing 1,253 shares of Series B preferred stock and 1,252,500 warrants for aggregate proceeds of approximately $1 million.

Each share of Series B preferred stock has a stated value of $1,000 and is convertible into shares of Class A common stock at an initial conversion price of $1.00 per share, subject to adjustment provisions. The warrants are exercisable at $1.00 per share and expire five years from the initial exercisability date. Both instruments contain anti-dilution and price adjustment features, including a floor conversion price of $0.1879 per share.

We entered into a registration rights agreement requiring us to file a registration statement with the Commission to register the resale of the Class A common stock issuable upon conversion of the Series B preferred stock and exercise of the warrants.

SUMMARY OF RISK FACTORS

Risks Related to our Business

●	We have a limited operating history, are not profitable and may never become profitable.

●	If we fail to attract and keep senior management, we may be unable to successfully integrate acquisitions, scale our offerings of veterinary services, and deliver enhanced customer services, which may impact our results of operations and financial results.

●	We may need to raise additional capital to achieve our goals.

●	The Company incurs significant increased expenses and administrative burdens as a public company, which could have an adverse effect on its business, financial condition and results of operations.

●	We may seek to grow our business through acquisitions of, or investments in, new or complementary businesses, and facilities, or through strategic alliances, and the failure to manage these acquisitions or strategic alliances, or to integrate them with our existing business, could have a material adverse effect on us.

●	We may acquire other businesses that may be unsuccessful and could adversely dilute your ownership of our company.

●	We have generated net operating loss carryforwards for U.S. income tax purposes, but our ability to use these net operating losses may be limited by our inability to generate future taxable income.

●	Our management does not have experience as senior management of a public company or ensuring compliance with public company obligations, and fulfilling these obligations will be expensive and time consuming, which may divert management’s attention from the day-to-day operation of its business.

●	Failure to maintain effective internal controls over financial reporting could have a material adverse effect on the Company’s business, operating results and stock price.

●	Purchasing real estate with hospital acquisitions brings additional complexity and cost.

●	Our estimate of the size of our addressable market may prove to be inaccurate.

●	We may be unable to execute our growth strategies successfully or manage and sustain our growth, and as a result, our business may be adversely affected.

●	We may experience difficulties recruiting and retaining skilled veterinarians due to shortages that could disrupt our business.

●	Negative publicity arising from claims that we do not properly care for animals we handle could adversely affect how we are perceived by the public and reduce our sales and profitability.

●	Our quarterly operating results may fluctuate due to the timing of expenses, veterinary facility acquisitions, veterinary facility closures, and other factors.

●	Our reputation and business may be harmed if our or our vendors’ computer network security or any of the databases containing customer, employee, or other personal information maintained by us or our third-party providers is compromised, which could materially adversely affect our results of operations.

●	The animal health industry is highly competitive.

●	We may be unable to adequately protect our intellectual property rights.

Risks Related to Government Regulation

●	Various government regulations could limit or delay our ability to develop and commercialize our services or otherwise negatively impact our business.

●	Failure to comply with governmental regulations or the expansion of existing or the enactment of new laws or regulations applicable to our veterinary services could adversely affect our business and our financial condition or lead to fines, litigation, or our inability to offer veterinary products or services in certain states.

●	We may fail to comply with various state or federal regulations covering the dispensing of prescription pet medications, including controlled substances, through our veterinary services businesses, which may subject us to reprimands, sanctions, probations, fines, or suspensions.

●	We are subject to environmental, health, and safety laws and regulations that could result in costs to us.

Risks Related to our Class A Common Stock

●	We have received listing deficiency notices from Nasdaq regarding our Class A Common Stock.

●	It is not possible to predict the actual number of shares we will sell to Seven Knots under the purchase agreement, or the actual gross proceeds resulting from those sales. We may not have access to the full amount available under the purchase agreement.

●	Investors who buy shares at different times will likely pay different prices.

●	If securities or industry analysts do not publish research or reports about our company, or if they issue adverse or misleading opinions regarding us or our stock, our stock price and trading volume could decline.

●	We do not intend to pay cash dividends for the foreseeable future.

●	Our shares will be subordinate to all of our debts and liabilities, which increases the risk that you could lose your entire investment.

●	Our board of directors may designate and issue shares of new classes of stock, including the issuance of up to 16,979,250 additional shares of Class B common stock, that could be superior to or adversely affect you as a holder of our Class A common stock. Although a majority of our board of directors are independent, our non-independent directors, officers, and their affiliates control approximately 78.5% of the voting power of our outstanding common stock.

●	The trading price of our Class A common stock is volatile, which could result in substantial losses to investors.

●	The sale or availability for sale of substantial amounts of our Class A common stock could adversely affect their market price.

●	We are an “emerging growth company” and a “smaller reporting company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies and a smaller reporting companies will make our Class A common stock less attractive to investors.

●	We may be deemed a “controlled company” within the meaning of the rules of Nasdaq and, as a result, may qualify for, but do not intend to rely on, exemptions from certain corporate governance requirements.

THE OFFERING

Class A common stock offered by the selling stockholder

Up to 35,000,000 shares of Class A common stock issued in exempt private offerings to Seven Knots under the purchase agreement from time to time.

Although we are registering 35,000,000 shares of Class A common stock for resale pursuant to this prospectus, we may in the future issue additional shares of Class A common stock to Seven Knots which may be registered for resale pursuant to future prospectuses. Also, the purchase agreement prohibits us from issuing and selling any shares of our Class A common stock to Seven Knots to the extent such shares, when aggregated with all other shares of our common stock then beneficially owned by Seven Knots, would cause Seven Knots’s beneficial ownership of our common stock to exceed the 4.99%. See “Seven Knots Committed Equity Financing” for additional information regarding our ability to issue additional shares under the purchase agreement.

We expect the selling stockholder may offer for resale the shares of Class A common stock issued pursuant to the purchase agreement at then prevailing market prices, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices.

Class A common stock outstanding immediately prior to this offering	3,609,285 shares of Class A common stock

Class A common stock outstanding immediately after this offering	38,609,285 shares of Class A common stock

Use of proceeds

We will not receive any proceeds from the sale of shares by the selling stockholder. All proceeds from the sale of shares by the selling stockholder under this prospectus will be for the account of the selling stockholder.

We may receive up to $50.0 million in gross proceeds under the purchase agreement from sales of our Class A common stock that we elect to make to Seven Knots pursuant to the purchase agreement, if any, from time to time in our sole discretion, subject to the satisfaction of the conditions in the purchase agreement. See “Seven Knots Committed Equity Financing” and “Use of Proceeds” for additional information.

Risk factors	Investing in our Class A common stock involves a high degree of risk. See “Risk Factors” beginning on page 6 and the other information included in this prospectus for a discussion of factors you should consider carefully before deciding to invest in our Class A common stock.

Nasdaq symbol for our Class A common stock	“IVP”

Transfer Agent	VStock Transfer, LLC

The number of shares of our Class A common stock that will be outstanding immediately after this offering excludes the following:

●	20 shares of Class A common stock issued to our Chair, President and Chief Executive Officer Kimball Carr in connection with his personal guaranty of certain loans to the Company at an exercise price of $6,000 per share and have an expiration date of January 1, 2028;

●	32 shares of Class A common stock that are issuable upon exercise of warrants issued in connection with the initial public offering and held by Spartan Capital Securities, LLC, the underwriter in our initial public offering at an exercise price of $11,000 per share and have an expiration date of August 29, 2030;

●	332 shares of Class A common stock that are issuable upon exercise of the warrants held by Target Capital 1, LLC, Dragon Dynamic Catalytic Bridge SAC Fund and 622 Capital LLC at an exercise price of $10,000 per share and have an expiration date of June 30, 2028;

●	753 shares of Class A common stock that are issuable upon exercise of warrants issued in connection with the public offering in February 2024 and held by Spartan Capital Securities, LLC, the underwriter in our public offering at an exercise price of $233.75 per share and have an expiration date of August 16, 2028;

●	6,741 shares of Class A common stock that are issuable upon exercise of outstanding stock options, at an exercise price of $17.00 per share. The stock options were granted and immediately vested on September 26, 2024 and have an expiration date of September 26, 2034;

●	58,480 shares of Class A common stock that are issuable upon exercise of outstanding stock options, at an exercise price of $1.71 per share. The stock options were granted and immediately vested on April 1, 2025 and have an expiration date of April 1, 2035;

●	92,593 shares of Class A common stock that are issuable upon exercise of outstanding stock options, at an exercise price of $1.62 per share. The stock options were granted and immediately vested on May 16, 2025 and have an expiration date of May 16, 2035;

●	34,247 shares of Class A common stock that are issuable upon exercise of outstanding stock options, at an exercise price of $1.52 per share. The stock options were granted and immediately vested on May 28, 2025 and have an expiration date of May 28, 2035;

●	1,092,896 shares of Class A common stock that are issuable upon exercise of warrants issued in connection with the public offering in March 2025 and held by an institutional investor, at an exercise price of $1.83 per share and have an expiration date of November 25, 2026;

●	1,092,896 shares of Class A common stock that are issuable upon exercise of warrants issued in connection with the public offering in March 2025 and held by an institutional investor, at an exercise price of $1.83 per share and have an expiration date of March 25, 2030;

●	885,000 shares of Class A common stock that are issuable upon exercise of pre-funded warrants issued in connection with the public offering in March 2025 and held by an institutional investor, at an exercise price of $0.0001 per share and have no expiration date;

●	54,645 shares of Class A common stock that are issuable upon exercise of warrants held by institutional investors, at an exercise price of $2.29 per share and have an expiration date of March 26, 2030; and

●	7,593,000 shares of Class A common stock that are issuable upon the conversion of Series B preferred stock held by institutional investors, at an assumed conversion price of $1.00 per share.

●	7,592,250 shares of Class A common stock that are issuable upon exercise of warrants held by institutional investors, at an exercise price of $1.00 per share and have expiration dates of July 28, 2030 and September 9, 2030;

●	625,000 shares of Class A common stock that are issuable upon the conversion of the Target notes, at an assumed conversion price of $1.00 per share; and

●	9,450,000 shares of Class A common stock that are reserved for future issuance under the Company’s 2022 Equity Incentive Plan.

RISK FACTORS

Investing in our Class A common stock involves a high degree of risk. You should consider carefully the risks and uncertainties described below, and incorporated by reference herein, together with all of the other information in, or incorporated by reference in, this prospectus, including our financial statements and related notes incorporated by reference herein, before deciding whether to invest in our Class A common stock. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties that we are unaware of or that we deem immaterial may also become important factors that adversely affect our business. The realization of any of these risks and uncertainties could have a material adverse effect on our reputation, business, financial condition, results of operations, growth and future prospects, as well as our ability to accomplish our strategic objectives. In that event, the market price of our Class A common stock could decline and you could lose part or all of your investment.

Risks Related to our Business

We have a limited operating history, are not profitable and may never become profitable.

We have not generated any net profits to date, and we expect to continue to incur significant acquisition related costs and other expenses. Our net loss for the six months ended June 30, 2025 was $5,449,604, for the year ended December 31, 2024 was $14,264,261 and for the year ended December 31, 2023 was $14,792,886. Our accumulated deficit as of June 30, 2025 and December 31, 2024 was $41,799,885 and $36,350,281, respectively. As of June 30, 2025 and December 31, 2024, we had total stockholders’ equity of approximately $446,262 and $1,562,005, respectively. We expect to continue to incur net losses for the foreseeable future, as we continue our development and acquisition of veterinary hospitals and related veterinary servicing activities. If we fail to achieve or maintain profitability, then we may be unable to continue our operations at planned levels and be forced to reduce or cease operations.

If our business plan is not successful, we may not be able to continue operations as a going concern and our shareholders may lose their entire investment in us.

As of June 30, 2025, we had approximately $393,000 in cash and restricted cash.

If we fail to raise sufficient capital pursuant to the Purchase Agreement, we will have to explore other financing activities to provide us with the liquidity and capital resources we need to meet our working capital requirements and to make capital investments in connection with ongoing operations. We cannot give assurance that we will be able to secure the necessary capital when needed. Consequently, we raise substantial doubt that we will be able to continue operations as a going concern, and our independent auditors included an explanatory paragraph regarding this uncertainty in their reports on our financial statements for the years ended December 31, 2024 and December 31, 2023. Our ability to continue as a going concern is dependent upon our generating cash flow sufficient to fund operations and reducing operating expenses. Our business plans may not be successful in addressing the cash flow issues. If we cannot continue as a going concern, our shareholders may lose their entire investment in us.

If we fail to attract and keep senior management, we may be unable to successfully integrate acquisitions, scale our offerings of veterinary services, and deliver enhanced customer services, which may impact our results of operations and financial results.

Our success depends in part on our continued ability to attract, retain and motivate highly qualified management and senior personnel. We are highly dependent upon our senior management, particularly Kimball Carr, our President and Chief Executive Officer, and Richard Frank, our Chief Financial Officer. The loss of services of any of these individuals could negatively impact our ability to successfully integrate acquisitions, scale our employee roster, and deliver enhanced veterinary services, which may impact our results of operations and financial results. Although we have entered employment agreements with Messrs. Carr and Frank, there can be no assurance that they or any other senior executive officer will continue their employment with the Company.

We may need to raise additional capital to achieve our goals.

We currently operate at a net loss and anticipate incurring additional expenses as a public company. We are also seeking to identify potential complementary acquisition opportunities in the veterinary services and animal health sectors. Some of our anticipated future expenditures will include: costs of identifying additional potential acquisitions; costs of obtaining regulatory approvals; and costs associated with marketing and selling our services. We also may incur unanticipated costs. Because the outcome of our development activities and commercialization efforts is inherently uncertain, the actual amounts necessary to successfully complete the development and commercialization of our existing or future veterinary services may be greater or less than we anticipate.

As a result, we will need to obtain additional capital to fund the development of our business. We have no master agreements or arrangements with respect to any financings, and any such financings may result in dilution to our stockholders or the imposition of debt covenants and repayment obligations or other restrictions that may adversely affect our business or the value of our common shares.

Additional funds may not be available when we need them on terms that are acceptable to us, or at all. If adequate funds are not available to us on a timely basis, we may be required to delay, limit, reduce or terminate one or more of our veterinary service programs or any future commercialization and acquisition efforts.

The Company incurs significant increased expenses and administrative burdens as a public company, which could have an adverse effect on its business, financial condition and results of operations.

The Company has faced a significant increase in insurance, legal, accounting, administrative and other costs and expenses as a public company that none of the privately held acquisition targets that we may attempt to purchase incur as a private company. The Sarbanes-Oxley Act of 2002, as amended (“Sarbanes-Oxley Act”), including the requirements of Section 404, as well as rules and regulations subsequently implemented by the Commission, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and the rules and regulations promulgated and to be promulgated thereunder, the Public Company Accounting Oversight Board, the Commission and the securities exchanges, impose additional reporting and other obligations on public companies. Compliance with public company requirements has increased costs and makes certain activities more time-consuming. A number of those requirements require the Company to carry out activities that it previously had not done. For example, the Company is adopting new internal controls and disclosure controls and procedures. In addition, additional expenses associated with the Commission’s reporting requirements have been incurred. Furthermore, if any issues in complying with those requirements are identified (for example, if the auditors identify a material weakness or significant deficiency in the internal control over financial reporting), the Company could incur additional costs rectifying those issues, and the existence of those issues could adversely affect the Company’s reputation or investor perceptions of it. Being a public company could make it more difficult or costly for the Company to obtain certain types of insurance, including director and officer liability insurance, and the Company may be forced to accept reduced policy limits and coverage with increased self-retention risk or incur substantially higher costs to obtain the same or similar coverage. Being a public company could also make it more difficult and expensive for the Company to attract and retain qualified persons to serve on the board, board committees or as executive officers. Furthermore, if the Company is unable to satisfy its obligations as a public company, it could be subject to fines, sanctions and other regulatory action and potentially civil litigation.

The additional reporting and other obligations imposed by various rules and regulations applicable to public companies has increased legal and financial compliance costs and the costs of related legal, accounting and administrative activities. These increased costs have required the Company to divert a significant amount of money that could otherwise be used to expand the business and achieve strategic objectives. Advocacy efforts by shareholders and third parties may also prompt additional changes in governance and reporting requirements, which could further increase costs.

If we fail to manage our growth effectively, our brand, business and operating results could be harmed.

We have experienced, and expect to continue to experience, rapid growth in our headcount and operations, which places substantial demands on management and our operational infrastructure. We will need to significantly expand our organization and systems to support our future expected growth. If we fail to manage our growth effectively, we will not be successful, and our business could fail. To manage the expected growth of our operations and personnel, we will be required to improve existing, and implement new, transaction-processing, operational and financial systems, procedures and controls. We will also be required to expand our finance, administrative and operations staff. We intend to continue making substantial investments in our technology, sales and data infrastructure. As we continue to grow, we must effectively integrate, develop and motivate a significant number of new employees, while maintaining the beneficial aspects of our existing corporate culture, which we believe fosters innovation, teamwork and a passion for our veterinary services and clients. In addition, our revenue may not grow at the same rate as the expansion of our business. There can be no assurance that our current and planned personnel, systems, procedures and controls will be adequate to support our future operations or that management will be able to hire, train, retrain, motivate and manage required personnel. If we are unable to manage our growth effectively, the quality of our platform, efficiency of our operations, and management of our expenses could suffer, which could negatively impact our brand, business, operating results and profitability.

We may seek to grow our business through acquisitions of, or investments in, new or complementary businesses, and facilities, or through strategic alliances, and the failure to manage these acquisitions or strategic alliances, or to integrate them with our existing business, could have a material adverse effect on us.

The pet care industry is highly fragmented. We have completed acquisitions in the past and may pursue expansion, acquisition, investment and other strategic alliance opportunities in the future. If we are unable to manage acquisitions, or strategic ventures, or integrate any acquired businesses effectively, we may not realize the expected benefits from the transaction relative to the consideration paid, and our business, financial condition, and results of operations may be adversely affected. Acquisitions, investments and other strategic alliances involve numerous risks, including:

●	problems integrating the acquired business, facilities or services, including issues maintaining uniform standards, procedures, controls and policies;

●	unanticipated costs associated with acquisitions or strategic alliances;

●	losses we may incur as a result of declines in the value of an investment or as a result of incorporating an investee’s financial performance into our financial results;

●	diversion of management’s attention from our existing business;

●	risks associated with entering new markets in which we may have limited or no experience;

●	potential loss of key employees of acquired businesses;

●	the risks associated with businesses we acquire or invest in, which may differ from or be more significant than the risks our other businesses face;

●	potential unknown liabilities associated with a business we acquire or in which we invest; and

●	increased legal and accounting compliance costs.

Our ability to successfully grow through strategic transactions depends upon our ability to identify, negotiate, complete and integrate suitable target businesses, facilities and services and to obtain any necessary financing. These efforts could be expensive and time-consuming and may disrupt our ongoing business and prevent management from focusing on our operations. As a result of future strategic transactions, we might need to issue additional equity securities, spend our cash, or incur debt (which may only be available on unfavorable terms, if at all), contingent liabilities, or amortization expenses related to intangible assets, any of which could reduce our profitability and harm our business. If we are unable to identify suitable acquisitions, investments or strategic relationships, or if we are unable to integrate any acquired businesses, facilities and services effectively, our business, financial condition, and results of operations could be materially and adversely affected. Also, while we employ several different methodologies to assess potential business opportunities, the new businesses or investments may not meet or exceed our expectations or desired objectives.

We may seek to raise additional funds in the future through debt financing which may impose operational restrictions on our business and may result in dilution to existing or future holders of our common stock.

We expect that we will need to raise additional capital in the future to help fund our business operations. Debt financing, if available, may require restrictive covenants, which may limit our operating flexibility and may restrict or prohibit us from:

●	paying dividends or making certain distributions, investments and other restricted payments;

●	incurring additional indebtedness or issuing certain preferred shares;

●	selling some or all of our assets;

●	entering into transactions with affiliates;

●	creating certain liens or encumbrances;

●	merging, consolidating, selling or otherwise disposing of all or substantially all of our assets; and

●	designating our subsidiaries as unrestricted subsidiaries.

Debt financing may also involve debt instruments that are convertible into or exercisable for our common stock. The conversion of the debt-to-equity financing may dilute the equity position of our existing shareholders.

We may acquire other businesses that may be unsuccessful and could adversely dilute your ownership of our Company.

As part of our business strategy, we intend to pursue acquisitions of other complementary assets and businesses and may also pursue strategic alliances. We may not be able to successfully integrate any acquisitions into our existing business, and we could assume unknown or contingent liabilities or become subject to possible stockholder claims in connection with any related-party or third-party acquisitions or other transactions. We also could experience adverse effects on our reported results of operations from acquisition-related charges, amortization of acquired technology and other intangibles and impairment charges relating to write-offs of goodwill and other intangible assets from time to time following an acquisition. Integration of an acquired company requires management resources that otherwise would be available for ongoing development of our existing business. We may not realize the anticipated benefits of any acquisition, technology license or strategic alliance.

To finance future acquisitions, we may choose to issue shares of our common stock as consideration, which would dilute your ownership interest in us. Alternatively, it may be necessary for us to raise additional funds through public or private financings. Additional funds may not be available on terms that are favorable to us and, in the case of equity financings, may result in dilution to our stockholders.

We have generated net operating loss carryforwards for U.S. income tax purposes, but our ability to use these net operating losses may be limited by our inability to generate future taxable income.

Our U.S. businesses have generated consolidated net operating loss carryforwards (“U.S. NOLs”) for U.S. federal and state income tax purposes of $14,264,261 as of December 31, 2024. These U.S. NOLs can be available to reduce income taxes that might otherwise be incurred on future U.S. taxable income. The utilization of these U.S. NOLs would have a positive effect on our cash flow. However, there can be no assurance that we will generate the taxable income in the future necessary to utilize these U.S. NOLs and realize the positive cash flow benefit. A portion of our U.S. NOLs have expiration dates. There can be no assurance that, if and when we generate taxable income in the future from operations or the sale of assets or businesses, we will generate such taxable income before such portion of our U.S. NOLs expire. Under the Tax Cuts and Jobs Act (the “TCJA”), federal NOLs generated in tax years ending after December 31, 2017 may be carried forward indefinitely. Under the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”), federal NOL carryforwards arising in tax years beginning after December 31, 2017 and before January 1, 2021 may be carried back to each of the five tax years preceding the tax year of such loss. Due to our cumulative losses through December 31, 2024 we do not anticipate that such provision of the CARES Act will be relevant to us. The deductibility of federal NOLs may be limited. It is uncertain if and to what extent various states will conform to TCJA or the CARES Act.

Our ability to utilize the U.S. NOLs after an “ownership change” is subject to the rules of the United States Internal Revenue Code of 1986, as amended (the “Code”) Section 382. An ownership change occurs if, among other things, the shareholders (or specified groups of shareholders) who own or have owned, directly or indirectly, 5% percent or more of the value of our shares or are otherwise treated as 5% percent shareholders under Code Section 382 and the Treasury Regulations promulgated thereunder increase their aggregate percentage ownership of the value of our shares by more than 50 percentage points over the lowest percentage of the value of the shares owned by these shareholders over a three-year rolling period. An ownership change could also be triggered by other activities, including the sale of our shares that are owned by our 5% shareholders. In the event of an ownership change, Section 382 would impose an annual limitation on the amount of taxable income we may offset with U.S. NOLs. This annual limitation is generally equal to the product of the value of our shares on the date of the ownership change multiplied by the long-term tax-exempt rate in effect on the date of the ownership change. The long-term tax-exempt rate is published monthly by the IRS. Any unused Section 382 annual limitation may be carried over to later years until the applicable expiration date for the respective U.S. NOLs (if any). In the event an ownership change as defined under Section 382 were to occur, our ability to utilize our U.S. NOLs would become substantially limited. The consequence of this limitation would be the potential loss of a significant future cash flow benefit because we would no longer be able to substantially offset future taxable income with U.S. NOLs. There can be no assurance that such ownership change will not occur in the future.

Our management does not have experience as senior management of a public company or ensuring compliance with public company obligations, and fulfilling these obligations will be expensive and time consuming, which may divert management’s attention from the day-to-day operation of its business.

Our senior management does not have experience as senior management of a publicly traded company and have limited experience complying with the increasingly complex laws pertaining to public companies. In particular, the significant regulatory oversight and reporting obligations imposed on public companies requires substantial attention from senior management and may divert attention away from the day-to-day management of the business, which could have a material adverse effect on our business, financial condition and results of operations. Similarly, corporate governance obligations, including with respect to the development and implementation of appropriate corporate governance policies, will impose additional burdens on the Company’s non-executive directors.

Failure to maintain effective internal control over financial reporting could have a material adverse effect on the Company’s business, operating results and stock price.

Effective internal control over financial reporting is necessary to increase the reliability of the Company’s financial reports. The standards required for a public company under Section 404(a) of the Sarbanes-Oxley Act are significantly more stringent than those of a privately held company. Management may not be able to effectively and timely implement controls and procedures that adequately respond to the increased regulatory compliance and reporting requirements. If the Company is not able to implement the additional requirements of Section 404(a) in a timely manner or with adequate compliance, it may not be able to assess whether its internal control over financial reporting is effective, which may subject it to adverse regulatory consequences and could harm investor confidence and the market price of the common stock.

The Company and its auditors were not required to perform an evaluation of internal control over financial reporting as of or for the years ended December 31, 2024 or 2023 in accordance with the provisions of the Sarbanes-Oxley Act. The Company’s independent registered public accounting firm will not be required to report on the effectiveness of the Company’s internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act  until the Company’s first annual report on Form 10-K following the date on which it ceases to qualify as an “emerging growth company,” which may be up to five full fiscal years following the Company’s initial public offering of its Class A Common Stock. If such evaluation were performed, control deficiencies could be identified by our management, and those control deficiencies could also represent one or more material weaknesses. In addition, the Company cannot, at this time, predict the outcome of this determination and whether the Company will need to implement remedial actions in order to implement effective internal control over financial reporting. If in subsequent years the Company is unable to assert that the Company’s internal control over financial reporting is effective, or if the Company’s auditors express an opinion that the Company’s internal control over financial reporting is ineffective, the Company may fail to meet the future reporting obligations in a timely and reliable manner and its financial statements may contain material misstatements. Any such failure could also cause our investors to have less confidence in the accuracy and completeness of our financial reports, which could have a material adverse effect on the price of the Company’s common stock.

We may incur successor liabilities due to conduct arising prior to the completion of the various acquisitions.

We may become subject to certain successor liabilities of recently acquired subsidiary businesses. We may also become subject to litigation claims in the operation of such businesses prior to the closing of such subsidiary acquisitions, including, but not limited to, with respect to tax, regulatory, employee or contract matters. Any litigation may be expensive and time-consuming and could divert the attention of management from its business and negatively affect its operating results or financial condition. Furthermore, the outcome of any litigation cannot be guaranteed, and adverse outcomes can affect our results of operations negatively.

Purchasing real estate with hospital acquisitions brings additional complexity and cost.

By purchasing buildings and land with many of the acquisitions that the Company completes, the financing, due diligence and regulatory requirements of these purchases are much more complex. Issues such as building inspections and related delays, zoning requirements and permitting variabilities across many states all have the potential to cause delays with the purchase of acquisitions and increase the costs of acquiring target locations.

Our estimate of the size of our addressable market may prove to be inaccurate.

Data for retail veterinary services to domestic pets is collected for most, but not all channels, and as a result, it is difficult to estimate the size of the market and predict the rate at which the market for our services will grow, if at all. While our market size estimates have been made in good faith and are based on assumptions and estimates we believe to be reasonable, these estimates may not be accurate. If our estimates of the size of our addressable market are not accurate, our potential for future growth may be less than we currently anticipate, which could have a material adverse effect on our business, financial condition, and results of operations.

We may be unable to execute our growth strategies successfully or manage and sustain our growth, and as a result, our business may be adversely affected.

Our strategies include expanding our veterinary service offerings and building out our digital and data capabilities, growing our market share in services like grooming and training, enhancing our owned brand portfolio, and introducing new offerings to better connect with our customers. However, we may not be able to execute on these strategies as effectively as anticipated. Our ability to execute on these strategies depends on a number of factors, including:

●	whether we have adequate capital resources to expand our offerings and build out our digital and data capabilities;

●	our ability to relocate our pet care centers and obtain favorable sites and negotiate acceptable lease terms;

●	our ability to hire, train and retain skilled managers and personnel, including veterinarians, information technology professionals, owned brand merchants, and groomers and trainers; and

●	our ability to continue to upgrade our information and other operating systems and to make use of the data that we collect through these systems to offer better products and services to our customers.

Our existing locations may not maintain their current levels of sales and profitability, and our growth strategies may not generate sales levels necessary to achieve pet care center level profitability comparable to that of our existing locations. To the extent that we are unable to execute on our growth strategies in accordance with our expectations, our sales growth would come primarily from the organic growth of existing product and service offerings.

We may experience difficulties recruiting and retaining skilled veterinarians due to shortages that could disrupt our business.

The successful growth of our veterinary services business depends on our ability to recruit and retain skilled veterinarians and other veterinary technical staff. We face competition from other veterinary service providers in the labor market for veterinarians, and from time to time, we may experience shortages of skilled veterinarians in markets in which we operate our veterinary service businesses, which may require us or our affiliated veterinary practices to increase wages and enhance benefits to recruit and retain enough qualified veterinarians to adequately staff our veterinary services operations. If we are unable to recruit and retain qualified veterinarians, or to control our labor costs, our business, financial condition, and results of operations may be materially adversely affected.

Negative publicity arising from claims that we do not properly care for animals we handle could adversely affect how we are perceived by the public and reduce our sales and profitability.

From time to time we receive claims or complaints alleging that we do not properly care for some of the pets we handle or for companion animals we handle, which mainly include dogs and cats but may include other animals as we acquire additional facilities. Deaths or injuries may occur in the future while animals are in our care. As a result, we may be subject to claims that our animal care practices do not provide the proper level of care. Any such claims or complaints, as well as any related news reports or reports on social media, even if inaccurate or untrue, could cause negative publicity, which in turn could harm our business and have a material adverse effect on our results of operations.

Our quarterly operating results may fluctuate due to the timing of expenses, veterinary facility acquisitions, veterinary facility closures, and other factors.

Our expansion plans, including the timing of new and remodeled veterinary facility acquisitions, and related pre-opening costs, the amount of net sales contributed by new and existing veterinary facilities, and the timing of and estimated costs associated with veterinary facility closings or relocations, may cause our quarterly results of operations to fluctuate. Quarterly operating results are not necessarily accurate predictors of performance.

Quarterly operating results may also vary depending on a number of factors, many of which are outside our control, including:

●	changes in our pricing policies or those of our competitors;

●	our sales and channels mix and the relevant gross margins of the products and services sold;

●	the hiring and retention of key personnel;

●	wage and cost pressures;

●	changes in fuel prices or electrical rates;

●	costs related to acquisitions of businesses; and

●	general economic factors.

Our continued success is largely dependent on positive perceptions of our Company.

Management believes our continued success is largely dependent on positive perceptions of our Company as a high-quality employer and operator within the veterinary space. We may receive claims or complaints alleging that we do not properly care for some of the pets we handle or for companion animals we handle and sell, which may include dogs, cats, birds, fish, reptiles, and other small animals. Deaths or injuries sometimes occur while animals are in our care. As a result, we may be subject to claims that our animal care services, including grooming, training, veterinary, and other services, or the related training of our associates or handling of animals by them, do not provide the proper level of care. Our efforts to establish our reputation as a “health and wellness” company increase the risk of claims or complaints regarding our practices. Any such claims or complaints, as well as any related news reports or reports on social media, even if inaccurate or untrue, could cause negative publicity, which in turn could harm our business and have a material adverse effect on our results of operations.

To be successful in the future, we must continue to preserve, grow, and leverage the value of our reputation and our brand. Reputational value is based in large part on perceptions of subjective qualities, and even isolated incidents may erode trust and confidence and have adverse effects on our business and financial results, particularly if they result in adverse publicity or widespread reaction on social media, governmental investigations, or litigation. Our brand could be adversely affected if our public image or reputation were to be tarnished by negative publicity. Failure to comply or accusations of failure to comply with ethical, social, labor, data privacy, and environmental standards could also jeopardize our reputation and potentially lead to various adverse consumer actions. Any of these events could adversely affect our business.

As the Company grows, expanding the mergers and acquisitions team in order to select and properly integrate new locations will be necessary. We also will have to build our marketing, sales, managerial and other non-technical capabilities and make arrangements with third parties to perform certain of these other services, and we may not be successful in doing so. Building an internal sales organization is time consuming and expensive and will significantly increase our compensation expense. If we are unable to market and build proven client-acquisition processes at the local level our future revenue could suffer.

Labor disputes may have an adverse effect on our operations.

We are not currently party to a collective bargaining agreement with any of our employees. If we were to experience a union organizing campaign, this activity could be disruptive to our operations, increase our labor costs and decrease our operational flexibility. We cannot assure you that some or all of our employees will not become covered by a collective bargaining agreement or that we will not encounter labor conflicts or strikes. In addition, organized labor may benefit from new legislation or legal interpretations, as well as current or future unionization efforts among other large employers. Particularly, in light of current support for changes to labor laws in some states, we cannot provide any assurance that we will not experience additional and more successful union organization activity in the future. Any labor disruptions could have an adverse effect on our business or results of operations and could cause us to lose customers. Further, our responses to any union organizing efforts could negatively impact our reputation and have adverse effects on our business, including on our financial results.

We may be subject to personal injury, workers’ compensation, discrimination, harassment, wrongful termination, wage and hour, and other claims in the ordinary course of business.

Our business involves a risk of personal injury, workers’ compensation, discrimination, harassment, wrongful termination, wage and hour, and other claims in the ordinary course of business. We maintain general liability insurance with a self-insured retention and workers’ compensation insurance with a deductible for each occurrence. We also maintain umbrella insurance above the primary general liability coverage. No assurance can be given that our insurance coverage will be available or sufficient in any claims brought against us.

Additionally, we are subject to U.S. federal, state, and local employment laws that expose us to potential liability if we are determined to have violated such employment laws, including but not limited to, laws pertaining to minimum wage rates, overtime pay, discrimination, harassment, and wrongful termination. Compliance with these laws, including the remediation of any alleged violation, may have a material adverse effect on our business or results of operations.

A decline in consumer spending or a change in consumer preferences or demographics could reduce our sales or profitability and adversely affect our business.

Some of our product sales depend on consumer spending, which is influenced by factors beyond our control, including general economic conditions, disruption or volatility in global financial markets, changes in interest rates, inflation, the availability of discretionary income and credit, weather, consumer confidence, and unemployment levels. We may experience declines in sales or changes in the types of products and services sold during economic downturns. Our business could be harmed by any material decline in the amount of consumer spending, which could reduce our sales, or a decrease in the sales of higher-margin products, which could reduce our profitability and adversely affect our business.

We have also benefited from increasing pet ownership, discretionary spending on pets and current trends in humanization and premiumization in the pet industry, as well as favorable pet ownership demographics. To the extent these trends slow or reverse, our sales and profitability would be adversely affected. In particular, COVID-19 drove an increase in pet ownership and consumer demand for our products that may not be sustained or may reverse at any time. The success of our business depends in part on our ability to identify and respond to evolving trends in demographics and consumer preferences. Failure to timely identify or effectively respond to changing consumer tastes, preferences, spending patterns and pet care needs could adversely affect our relationship with our customers, the demand for our products and services, our market share and our profitability.

Our reputation and business may be harmed if our or our vendors’ computer network security or any of the databases containing customer, employee, or other personal information maintained by us or our third-party providers is compromised, which could materially adversely affect our results of operations.

We collect, store, and transmit proprietary or confidential information regarding our customers, employees, job applicants, and others, including credit card information and personally identifiable information. We also collect, store, and transmit employees’ health information in order to administer employee benefits; to accommodate disabilities and injuries; and to comply with public health requirements. The protection of customer, employee, and company data in the information technology systems we use (including those maintained by third-party providers) is critical. In the normal course of business, we are and have been the target of malicious cyber-attack attempts and have experienced other security incidents.

Security could be compromised and confidential information, such as customer credit card numbers, employee information, or other personally identifiable information that we or our vendors collect, transmit, or store, could be misappropriated or system disruptions could occur. In addition, cyber-attacks such as ransomware attacks could lock us out of our information systems and disrupt our operations. We may not have the resources or technical sophistication to anticipate or prevent rapidly evolving types of cyber-attacks. Attacks may be targeted at us, our customers, our employees, or others who have entrusted us with information. Actual or anticipated attacks may cause us to incur increasing costs, including costs to deploy additional personnel and protection technologies, train employees, and engage third-party experts and consultants. Advances in computer capabilities, new technological discoveries, or other developments may result in the breach or compromise of the technology used by us to protect transactions or other sensitive data. In addition, data and security breaches could also occur as a result of non-technical issues, including intentional or inadvertent breach by our employees or by persons with whom we have commercial relationships, that result in the unauthorized release of personal or confidential information. Any compromise or breach of our or our vendors’ computer network security could result in a violation of applicable privacy and other laws, costly investigations, litigation, including class actions, and notification, as well as potential regulatory or other actions by governmental agencies and harm to our brand, business, and results of operations. As a result of any of the foregoing, we could experience adverse publicity, loss of sales, the cost of remedial measures and significant expenditures to reimburse third parties for damages, which could adversely impact our results of operations. Any insurance we maintain against the risk of this type of loss may not be sufficient to cover actual losses or may not apply to the circumstances relating to any particular loss.

In addition, the Company plans to expand its service offering to include, among other services, tele-veterinarian services. The Company has not implemented such tele-veterinarian services as of the date of this prospectus. However, in order to implement such services, the Company will likely require significant investments in information technology and information technology training. There can be no assurance that such investments will generate commensurate increases in revenue or profitability. If implemented, cyber-attacks such as ransomware attacks against our tele-veterinarian infrastructure could interrupt our ability to provide such services and could adversely affect that line of business.

The animal health industry is highly competitive.

The animal health industry is highly competitive. The Company is not currently engaged in product development and does not depend on product development for any of its revenue, however, the Company believes that it may face competition if the Company decides to engage in product development in future years. In such a case, the Company’s competitors may include standalone animal health businesses, the animal health businesses of large pharmaceutical companies, specialty animal health businesses and companies that mainly produce generic products or offer generic services. We believe many of such competitors are conducting R&D activities in areas served by our products and or services. There are also several new start-up companies competing in the animal health industry. We may also face competition from manufacturers of drugs globally, as well as producers of nutritional health products and animal health service providers. These competitors may have access to greater financial, marketing, technical and other resources. As a result, they may be able to devote more resources to developing, manufacturing, marketing and selling their products, initiating or withstanding substantial price competition or more readily taking advantage of acquisitions or other opportunities.

We may be unable to adequately protect our intellectual property rights.

We regard our brand, customer lists, trademarks, trade dress, domain names, trade secrets, proprietary technology and similar intellectual property as critical to our success. We rely on trademark law, trade secret protection, agreements and other methods with our employees and others to protect our proprietary rights. The protection of our intellectual property rights may require the expenditure of significant financial, managerial and operational resources. Moreover, the steps we take to protect our intellectual property may not adequately protect our rights or prevent third parties from infringing or misappropriating our proprietary rights, and we may be unable to broadly enforce all of our intellectual property rights. Any of our intellectual property rights may be challenged by others or invalidated through administrative process or litigation. Our trademark applications may never be granted. Furthermore, our confidentiality agreements may not effectively prevent disclosure of our proprietary information, technologies and processes and may not provide an adequate remedy in the event of unauthorized disclosure of such information.

We might be required to spend resources to monitor and protect our intellectual property rights. For example, we may initiate claims or litigation against others for infringement, misappropriation or violation of our intellectual property rights or other proprietary rights or to establish the validity of such rights. However, we may be unable to discover or determine the extent of any infringement, misappropriation or other violation of our intellectual property rights and other proprietary rights. Despite our efforts, we may be unable to prevent third parties from infringing upon, misappropriating or otherwise violating our intellectual property rights and other proprietary rights. Any litigation, whether or not it is resolved in our favor, could result in significant expense to us and divert the efforts of our technical and management personnel, which may materially and adversely affect our business, financial condition, and results of operations.

We may be subject to litigation.

We may become party to litigation from time to time in the ordinary course of business, which could adversely affect our business. Should any litigation in which we become involved be determined against us, such a decision could adversely affect our ability to continue operating and the market price for our Class A Common Stock and could potentially use significant resources. Even if we are involved in litigation and win, litigation can redirect significant resources of management and the Company.

Natural disasters and other events beyond our control could harm our business.

Natural disasters or other catastrophic events, such as earthquakes, flooding, wildfires, power shortages, pandemics, terrorism, political unrest, telecommunications failure, vandalism, cyberattacks, geopolitical instability, war, drought, sea level rise and other events beyond our control may cause damage or disruption to our operations, the operations of our suppliers and service providers, international commerce and the global economy, and could seriously harm our revenue and financial condition and increase our costs and expenses. A natural disaster or other catastrophic event in any of our major markets could have a material adverse impact on our business, financial condition, results of operations, or cash flows. Also, in the event of damage or interruption, our insurance policies may not adequately compensate us for any losses that we may incur.

Risks Related to Government Regulation

Various government regulations could limit or delay our ability to develop and commercialize our services or otherwise negatively impact our business.

We are subject to a variety of federal, state and local laws and regulations that govern, among other things, our business practices in the U.S., such as anti-corruption and anti-competition laws. rules and regulations promulgated by the Occupational Safety and Health Administration (“OSHA”), state veterinary practice acts, state veterinary ownership regulations, and by various other federal, state and local authorities regarding the medical treatment of domestic animals. In addition, we are subject to additional regulatory requirements, including environmental, health and safety laws and regulations administered by the U.S. Environmental Protection Agency, state, local and foreign environmental, health and safety legislative and regulatory authorities and the National Labor Relations Board, covering such areas as discharges and emissions to air and water, the use, management, disposal and remediation of, and human exposure to, hazardous materials and wastes, and public and worker health and safety. These laws and regulations also govern our relationships with employees, including minimum wage requirements, overtime, terms and conditions of employment, working conditions and citizenship requirements. Violations of or liability under any of these laws and regulations may result in administrative, civil or criminal fines, penalties or sanctions against us, revocation or modification of applicable permits, licenses or authorizations, environmental, health and safety investigations or remedial activities, warning or untitled letters or cease and desist orders against operations that are not in compliance, among other things. Such laws and regulations generally have become more stringent over time and may become more so in the future, and we may incur (directly, or indirectly through our outsourced proprietary brand manufacturing partners) material costs to comply with current or future laws and regulations. Liabilities under, and/or costs of compliance, and the impacts on us of any non-compliance, with any such laws and regulations could materially and adversely affect our business, financial condition, and results of operations. These legal and regulatory requirements differ among jurisdictions across the country and are rapidly changing and increasingly complex. The costs associated with compliance with these legal and regulatory requirements are significant and likely to increase in the future.

Any failure to comply with applicable legal and regulatory requirements could result in fines, penalties and sanctions and damage to our reputation. These developments and others related to government regulation could have a material adverse effect on our reputation, business, financial condition, and results of operations.

Additionally, some states require veterinary para-professional team members to be licensed before performing tasks and duties which are critical to the workflow of a veterinary clinic. These regulations require that we are selective in where we choose to purchase hospitals, or, allocate funds and resources to finding, training and paying for licensing for employees.

Further risks to our business include certain states which prohibit non-veterinarians from owning or operating a veterinary clinic. These regulations are designed to limit corporate ownership in the veterinary space and, while there are feasible workarounds which our company and others have employed, these regulations represent additional cost and complexity. Currently, the Company operates in Texas, a state in which only doctors of veterinary medicine may own veterinary hospitals. Pursuant to a management agreement between the Company and a veterinarian-owned entity, this location is owned via a structure which complies with state regulations and allows the Company to manage necessary aspects of daily operations and derive revenue. Similarly, although no such statute exists in Indiana, the Company operates one location there and has chosen to employ a similar structure out of an abundance of caution due to uncertainty in the regulatory climate.

Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect our business, investments and results of operations.

We are subject to laws and regulations enacted by national, regional and local governments. In particular, we will be required to comply with certain Commission and other legal requirements. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly. Those laws and regulations and their interpretation and application may also change from time to time and those changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on our business and results of operations.

Failure to comply with governmental regulations or the expansion of existing or the enactment of new laws or regulations applicable to our veterinary services could adversely affect our business and our financial condition or lead to fines, litigation, or our inability to offer veterinary products or services in certain states.

All of the states in which we operate impose various registration, permit, and/or licensing requirements relating to the provision of veterinary products and services. To fulfill these requirements, we believe that we have registered with appropriate governmental agencies and, where required, have appointed a licensed veterinarian to act on behalf of each facility. All veterinarians practicing in our veterinary service businesses are required to maintain valid state licenses to practice.

In addition, certain states have laws, rules, and regulations which require that veterinary medical practices be owned by licensed veterinarians and that corporations which are not owned by licensed veterinarians refrain from providing, or holding themselves out as providers of, veterinary medical care, or directly employing or otherwise exercising control over veterinarians providing such care. We may experience difficulty in expanding our operations into other states or jurisdictions with similar laws, rules, and regulations. Our provision of veterinary services through tele-veterinarian offerings is also subject to an evolving set of state laws, rules, and regulations. Although we believe that we have structured our operations to comply with our understanding of the veterinary medicine laws of each state or jurisdiction in which we operate, interpretive legal precedent and regulatory guidance varies by jurisdiction and is often sparse and not fully developed. A determination that we are in violation of applicable restrictions on the practice of veterinary medicine in any jurisdiction in which we operate could have a material adverse effect on us, particularly if we are unable to restructure our operations to comply with the requirements of that jurisdiction.

We strive to comply with all applicable laws, regulations and other legal obligations applicable to our veterinary services. It is possible, however, that these requirements may be interpreted and applied in a manner that is inconsistent from one jurisdiction to another or may conflict with other rules or our practices. We cannot guarantee that our practices have complied, comply, or will comply fully with all such laws, regulations, requirements, and obligations. Any failure, or perceived failure, by us to comply with our filed permits and licenses with any applicable federal-, state-, or international-related laws, industry standards or codes of conduct, regulatory guidance, orders to which we may be subject, or other legal obligations relating to privacy or consumer protection could adversely affect our reputation, brand, and business, and may result in claims, proceedings or actions against us by governmental entities or others or other liabilities. Any such claim, proceeding, or action could hurt our reputation, brand and business, force us to incur significant expenses in defending such proceedings, distract our management, increase our costs of doing business, result in a loss of customers and vendors, and may result in the imposition of monetary liability. We may also be contractually liable to indemnify and hold harmless third parties from the costs or consequences of non-compliance with any laws or regulations applicable to our veterinary services. In addition, various federal, state, and foreign legislative and regulatory bodies may expand existing laws or regulations, enact new laws or regulations, or issue revised rules or guidance applicable to our veterinary services. Any such changes may force us to incur substantial costs or require us to change our business practices. This could compromise our ability to pursue our growth strategy effectively and may adversely affect our ability to acquire customers or otherwise harm our business, financial condition, and results of operations.

We may fail to comply with various state or federal regulations covering the dispensing of prescription pet medications, including controlled substances, through our veterinary services businesses, which may subject us to reprimands, sanctions, probations, fines, or suspensions.

The sale and delivery of prescription pet medications and controlled substances through our veterinary services businesses are governed by extensive regulation and oversight by federal and state governmental authorities. The laws and regulations governing our operations and interpretations of those laws and regulations are increasing in number and complexity, change frequently, and can be inconsistent or conflicting. In addition, the governmental authorities that regulate our business have broad latitude to make, interpret, and enforce the laws and regulations that govern our operations and continue to interpret and enforce those laws and regulations more strictly and more aggressively each year. In the future, we may be subject to routine administrative complaints incidental to the dispensing of prescription pet medications through our veterinary services businesses.

We are subject to environmental, health, and safety laws and regulations that could result in costs to us.

In connection with the ownership and operations of our pet care centers and distribution centers, we are subject to laws and regulations relating to the protection of the environment and health and safety matters, including those governing the management and disposal of wastes and the cleanup of contaminated sites. We could incur costs, including fines and other sanctions, cleanup costs, and third-party claims, as a result of violations of or liabilities under environmental laws and regulations. Although we are not aware of any of our sites at which we currently have material remedial obligations, the imposition of remedial obligations as a result of the discovery of contaminants in the future could result in additional costs.

Risks Related to our Class A Common Stock

We have received listing deficiency notices from Nasdaq regarding our Class A common stock.

Our Class A common stock currently trades on Nasdaq. On April 10, 2025, we received a notice letter from the Listing Qualifications Department of Nasdaq notifying us that, based on our stockholders’ equity of $1,562,005, as reported in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, we are no longer in compliance with the minimum stockholders’ equity requirement for continued inclusion on the Nasdaq Capital Market under Nasdaq Listing Rule 5550(b)(1) (the “Stockholders’ Equity Requirement”). Additionally, as of April 9, 2025, we do not meet the alternatives of market value of listed securities or net income from continuing operations. These matters serve as a basis for delisting the Company’s securities from Nasdaq. We submitted our plan of compliance to Nasdaq on May 23, 2025. On August 26, 2025, following the first closing of a private placement of the Series B convertible preferred stock, Nasdaq notified the Company that it determined that the Company complies with Nasdaq’s minimum stockholders’ equity requirement. Nasdaq will continue to monitor the Company’s ongoing compliance with the minimum stockholders’ equity requirement and, if at the time of its next periodic report the Company does not evidence compliance, it may be subject to delisting.

If the Class A common stock is not continued to be listed on Nasdaq, we could face significant material adverse consequences, including:

●	a limited availability of market quotations for our securities;

●	reduced liquidity;

●	a determination that the Class A common stock is a “penny stock” which will require brokers trading in our shares to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for the common shares;

●	a decrease in news about and analyst coverage for our company; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

Upon delisting from Nasdaq, our Class A common stock may be traded, if at all in the over-the-counter inter-dealer quotation system, more commonly known as the OTC. OTC transactions involve risks in addition to those associated with transactions in securities traded on securities exchanges such as Nasdaq. Many OTC stocks trade less frequently and in smaller volumes than exchange-listed stocks. Accordingly, our Class A common stock would be less liquid than it would be otherwise. Also, the values of OTC stocks are often more volatile than exchange-listed stocks. Additionally, institutional investors are often prohibited from investing in OTC stocks, and it might be more challenging to raise capital when needed.

In addition, if our Class A common stock is delisted, your ability to transfer or sell your Class A common stock may be limited and the value of those securities will be materially adversely affected.

If our Class A common stock becomes subject to the penny stock rules, it may be more difficult to sell our Class A common stock.

The Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or authorized for quotation on certain automated quotation systems, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The OTC Bulletin Board does not meet such requirements and if the price of our Class A common stock is less than $5.00 and our Class A common stock is no longer listed on a national securities exchange such as Nasdaq, our stock may be deemed a penny stock. The penny stock rules require a broker-dealer, at least two business days prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver to the customer a standardized risk disclosure document containing specified information and to obtain from the customer a signed and dated acknowledgment of receipt of that document. In addition, the penny stock rules require that prior to effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive: (i) the purchaser’s written acknowledgment of the receipt of a risk disclosure statement; (ii) a written agreement to transactions involving penny stocks; and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our Class A common stock, and therefore shareholders may have difficulty selling their shares.

It is not possible to predict the actual number of shares we will sell under the purchase agreement with Seven Knots, or the actual gross proceeds resulting from those sales. We may not have access to the full amount available under the purchase agreement with Seven Knots.

Under the purchase agreement with Seven Knots, Seven Knots has committed to purchase up to $50.0 million in shares of our Class A common stock, at our direction from time to time after the date of this prospectus, subject to the satisfaction of the conditions in the purchase agreement. Sales of Class A common stock by us to Seven Knots, if any, will be subject to certain limitations, and may occur from time-to-time in our sole discretion, over the period commencing once certain customary conditions are satisfied, including securing effectiveness of the resale registration statement with the Commission.

Sales of our Class A common stock to Seven Knots under the purchase agreement will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to Seven Knots all or a portion of the shares of our Class A common stock that may be available pursuant to the purchase agreement or decide to not sell to Seven Knots any shares of our Class A common stock that may be available for us to sell to Seven Knots pursuant to the purchase agreement.

Because the purchase price per share to be paid by Seven Knots for the shares of our Class A common stock that we may elect to sell to Seven Knots under the purchase agreement will fluctuate based on the market prices of our Class A common stock during the applicable purchase valuation period for each purchase, it is not possible for us to predict the number of shares of our Class A common stock that we will sell to Seven Knots, the purchase price per share that Seven Knots will pay for shares purchased from us, or the aggregate gross proceeds that we will receive from those purchases by Seven Knots under the purchase agreement.

Any issuance and sale by us under the purchase agreement of a substantial amount of shares of our Class A common stock that are being registered for resale by Seven Knots could cause additional substantial dilution to our stockholders. The number of shares of our Class A common stock ultimately offered for resale by Seven Knots is dependent upon the number of shares of our Class A common stock we ultimately sell to Seven Knots under the purchase agreement.

Our inability to access a portion or the full amount available under the purchase agreement, in the absence of any other financing sources, could have a material adverse effect on our business. The extent to which we rely on Seven Knots as a source of funding will depend on a number of factors including the prevailing market price of our Class A common stock and the extent to which we are able to secure working capital from other sources. If obtaining sufficient funding from Seven Knots were to prove unavailable or prohibitively dilutive, we may need to secure another source of funding in order to satisfy our working capital needs. Even if we were to receive all $50.0 million in gross proceeds under the purchase agreement, we may still need additional capital to fully implement our business, operating and development plans. Should the financing we require to sustain our working capital needs be unavailable or prohibitively expensive when we require it, there could be a material adverse effect on our business, operating results, financial condition and prospects.

Investors who buy shares at different times will likely pay different prices.

Pursuant to the purchase agreement, we will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold to Seven Knots. If and when we do elect to sell shares of our Class A common stock to Seven Knots under the purchase agreement, after Seven Knots has acquired such shares, Seven Knots may resell all or a portion of such shares from time to time in its discretion and at different prices. As a result, investors who purchase shares from Seven Knots at different times will likely pay different prices for those shares, and so may experience different levels of dilution and in some cases substantial dilution and different outcomes in their investment results. Investors may experience a decline in the value of the shares they purchase from Seven Knots as a result of future sales made by us to Seven Knots at prices lower than the prices such investors paid for their shares.

If securities or industry analysts do not publish research or reports about our company, or if they issue adverse or misleading opinions regarding us or our stock, our stock price and trading volume could decline.

Securities and industry analysts publish research about the Company. If coverage is not maintained, the market price for our stock may be adversely affected. Our stock price also may decline if any analyst who covers us issues an adverse or erroneous opinion regarding us, our business model or our stock performance, or if our operating results fail to meet analysts’ expectations. If one or more analysts cease coverage of us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our stock price or trading volume to decline and possibly adversely affect our ability to engage in future financings.

We do not intend to pay cash dividends for the foreseeable future.

We currently intend to retain our future earnings, if any, to finance the further development and expansion of our business and do not intend to pay cash dividends in the foreseeable future. Since we do not intend to pay dividends, your ability to receive a return on your investment will depend on any future appreciation in the market price of our Class A common stock. There is no assurance that our Class A common stock will appreciate in price. Any future determination to pay dividends will be at the discretion of our board of directors and will depend on our financial condition, results of operations, capital requirements, restrictions contained in future agreements and financing instruments, business prospects and such other factors as our board of directors deems relevant.

Our shares of Class A common stock will be subordinate to all of our debts and liabilities, which increases the risk that you could lose your entire investment.

Our shares of Class A common stock are equity interests that will be subordinate to all of our current and future indebtedness with respect to claims on our assets. In any liquidation, all of our debts and liabilities must be paid before any payment is made to our stockholders. The amount of any debt financing we incur creates a substantial risk that in the event of our bankruptcy, liquidation or reorganization, we may have no assets remaining for distribution to our stockholders after payment of our debts.

Our board of directors may designate and issue shares of new classes of stock, including the issuance of up to 16,979,250 additional shares of Class B common stock, that could be superior to or adversely affect you as a holder of our Class A common stock. Although a majority of our board of directors are independent, our non-independent directors, officers, and their affiliates control approximately 78.5% of the voting power of our outstanding common stock.

Our board of directors has the power to designate and issue shares of classes of stock, including preferred stock that have voting powers, designations, preferences, limitations and special rights, including preferred distribution rights, conversion rights, redemption rights and liquidation rights without further shareholder approval which could adversely affect the rights of the holders of our Class A common stock. In addition, our board could authorize the issuance of a series of preferred stock that has greater voting power than our Class A common stock or that is convertible into our Class A common stock, which could decrease the relative voting power of our Class A common stock or result in dilution to our existing common stockholders. Although a majority of our board of directors are independent, our non-independent directors, officers, and their affiliates control approximately 78.5% of the voting power of our outstanding common stock. Our non-independent directors, officers and their affiliates may, through their control over a significant portion of the voting power of our outstanding common stock, influence the Company to take corporate actions or engage in transactions that may be at odds with the interests of other investors in our Class A common stock.

Any of these actions could significantly adversely affect the investment made by holders of our Class A common stock. Holders of common stock could potentially not receive dividends that they might otherwise have received. In addition, holders of our Class A common stock could receive less proceeds in connection with any future sale of the Company, whether in liquidation or on any other basis.

Our articles of incorporation authorize the issuance of one hundred million (100,000,000) shares of Class A common stock, twenty million (20,000,000) shares of Class B common stock, and fifty million (50,000,000) shares of preferred stock. We currently have 3,609,285, 3,020,750 and 6,340 shares of Class A common stock, Class B common stock and Series B preferred stock, respectively, issued and outstanding. The Class B common stock is identical to the Class A common stock, except that each share of Class B common stock entitles the holder of such share 25 votes per share and is convertible into one share of Class A common stock. If our board of directors determined to issue the remaining 16,979,250 unissued Class B shares, such shares would represent an additional 424,481,250 votes and non-affiliated investors in our Class A common stock would have voting power of less than 1%.

Charles Stith Keiser, a member of our board of directors, owns 2,150,000 shares of our Class B common stock and 10 shares of our Class A common stock, and controls approximately 67.9% of the voting power of the outstanding common stock of the Company.

Mr. Carr, our Chair of the board, President and Chief Executive Officer and Mr. Keiser, who own a combined 2,483,250 shares of our Class B common stock and 21 shares of our Class A common stock, control approximately 78.5% of the voting power of the outstanding common stock prior to the issuance of any additional shares.

Because we do not expect any single holder or entity to hold more than 50% of the outstanding voting power of the Company, we do not believe we will qualify as a “controlled company” under the Nasdaq listing rules. See “—We may be deemed a ‘controlled company’ within the meaning of the rules of Nasdaq and, as a result, may qualify for, but do not intend to rely on, exemptions from certain corporate governance requirements.”

However, any future issuance of Class A common stock or Class B common stock will result in substantial dilution in the percentage of our Class A common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors and might have an adverse effect on any trading market for our Class A common stock.

The trading price of our Class A common stock is volatile, which could result in substantial losses to investors.

The trading price of our Class A common stock is volatile and could fluctuate widely due to factors beyond our control. This may happen because of broad market and industry factors, including the performance and fluctuation of the market prices of other companies. In addition to market and industry factors, the price and trading volume for our Class A common stock may be highly volatile for factors specific to our own operations, including the following:

●	the potential delisting of our common stock from Nasdaq;

●	variations in our revenues, earnings and cash flow;

●	announcements of new investments, acquisitions, strategic partnerships or joint ventures by us or our competitors;

●	announcements of new offerings, solutions and expansions by us or our competitors;

●	changes in financial estimates by securities analysts;

●	detrimental adverse publicity about us, our brand, our services or our industry;

●	additions or departures of key personnel;

●	sales of additional equity securities; and

●	potential litigation or regulatory investigations.

Any of these factors may result in large and sudden changes in the volume and price at which our Class A common stock will trade.

In the past, stockholders of public companies have often brought securities class action suits against those companies following periods of instability in the market price of their securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations and require us to incur significant expenses to defend the suit, which could harm our results of operations. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

The sale or availability for sale of substantial amounts of our Class A common stock could adversely affect their market price.

Sales of substantial amounts of our Class A common stock in the public market, or the perception that these sales could occur, could adversely affect the market price of our Class A common stock and could materially impair our ability to raise capital through equity offerings in the future. The sale of a significant number of shares being offered could depress the market price of the Company’s Class A common stock.

Such volatility, including any stock-run up, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our stock. Furthermore, the stock market in general experiences price and volume fluctuations that are often unrelated or disproportionate to the operating performance of companies like us. Volatility or a lack of positive performance in the price of our shares of Class A common stock may also adversely affect our ability to retain key employees.

In addition, the stock market, in general, or the market for stocks in our industry, in particular, may experience broad market fluctuations, which may adversely affect the market price or liquidity of our Class A common stock. Any sudden decline in the market price of our Class A common stock could trigger securities class-action lawsuits against us. If any of our stockholders were to bring such a lawsuit against us, we could incur substantial costs defending the lawsuit and the time and attention of our management would be diverted from our business and operations. We also could be subject to damages claims if we are found to be at fault in connection with a decline in our stock price.

We are an “emerging growth company” and a “smaller reporting company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies and a smaller reporting companies will make our Class A common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we expect to take advantage of certain exemptions and relief from various reporting requirements that are applicable to other public companies that are not emerging growth companies. In particular, while we are an emerging growth company: we will not be required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002; we will be exempt from any rules that could be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotations or a supplement to the auditor’s report on financial statements; we will be subject to reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and we will not be required to hold nonbinding advisory votes on executive compensation or stockholder approval of any golden parachute payments not previously approved.

In addition, while we are an emerging growth company we can take advantage of an extended transition period for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of this extended transition period and, as a result, our operating results and financial statements may not be comparable to the operating results and financial statements of companies who have adopted the new or revised accounting standards.

We may remain an emerging growth company until as late as December 31, 2028, though we may cease to be an emerging growth company earlier under certain circumstances, including if (i) we have more than $1.235 billion in annual revenue in any fiscal year, (ii) the market value of our Class A common stock that is held by non-affiliates exceeds $700 million as of the last business day of its most recently completed second fiscal quarter or (iii) we issue more than $1.0 billion of non-convertible debt over a three-year period.

Even after we no longer qualify as an emerging growth company, we may still qualify as a smaller reporting company, which would allow us to continue to take advantage of many of the same exemptions from disclosure requirements, including, among other things, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, presenting only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and reduced disclosure obligations regarding executive compensation.

Investors may find our Class A common stock less attractive to the extent we rely on the exemptions and relief granted as an emerging growth company and smaller reporting issuer. If some investors find our Class A common stock less attractive as a result, there may be a less active trading market for our Class A common stock and our stock price may decline or become more volatile.

We may be deemed a “controlled company” within the meaning of the rules of Nasdaq and, as a result, may qualify for, but do not intend to rely on, exemptions from certain corporate governance requirements.

Charles Stith Keiser, a member of board of directors, owns 2,150,000 shares of our Class B common stock and 10 shares of our Class A common stock, and controls approximately 67.9% of the voting power of the Company as of the date of this prospectus. However, if Mr. Keiser were to control greater than 50% of the voting power of our Class A Common Stock, the Company may be deemed a “controlled company” within the meaning of the corporate governance standards of Nasdaq. Under the rules of Nasdaq, a company of which more than 50% of the outstanding voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain stock exchange corporate governance requirements, including the requirements that a majority of the board of directors consist of independent directors, and that the board of directors have a nominating and governance committee and compensation committee that is composed entirely of independent directors.

We do not intend to rely on these exemptions and instead intend to comply with all of the corporate governance requirements imposed by state and federal law, the rules and regulations of the Commission and Nasdaq.

SEVEN KNOTS COMMITTED EQUITY FINANCING

On July 29, 2025, we entered into the purchase agreement with Seven Knots pursuant to which Seven Knots has committed to purchase, subject to certain conditions and limitations, up to $50 million of shares of our Class A common stock, at our direction in our sole discretion from time to time after the date of this prospectus, provided that the closing sale price of the Class A common stock is at least $0.75 per share and subject to the satisfaction of the conditions in the purchase agreement. Seven Knots has no right to require Inspire to sell any shares of Class A common stock to Seven Knots, but Seven Knots is obligated purchase shares of Class A common stock pursuant to a valid purchase notice delivered by Inspire, subject to certain conditions and limitations. Also, on the same date, we entered into a registration rights agreement (the “Registration Rights Agreement”) with Seven Knots, pursuant to which we agreed to file with the Commission the registration statement that includes this prospectus to register for resale under the Securities Act, the shares of our Class A common stock that may be issued to Seven Knots under the purchase agreement.

Purchase Price

The shares of Class A common stock to be issued by Inspire and purchased by Seven Knots will be sold at a purchase price equal to the lesser of 90% of (a) the lowest sale price of our Class A common stock on the trading date on which a valid purchase notice is delivered to Seven Knots by Inspire and (b) the volume-weighted average price of the Class A common stock on Nasdaq (or any eligible substitute exchange) on the trading date on which a valid purchase notice is delivered to Seven Knots by Inspire. Such purchase price will be adjusted for reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction by Inspire with respect to its Class A common stock.

Actual sales of shares of Class A common stock to Seven Knots will depend on a variety of factors to be determined by Inspire from time-to-time, including, among other things, market conditions, the trading price of the Class A common stock, and the working capital needs, if any, of the Company.

The net proceeds to Inspire from sales under the purchase agreement, if any, will depend on the frequency and prices at which Inspire sells shares of Class A common stock to Seven Knots. Inspire expects that any proceeds received by Inspire from such sales to Seven Knots will be used to repay outstanding debt and for acquisitions, working capital and general corporate purposes.

Purchase Limits

Pursuant to the purchase agreement, Inspire may not require Seven Knots to purchase, and Seven Knots will have no obligation to purchase, in any single transaction, shares of Class A common stock in excess of $5,000,000.

Moreover, Inspire may not issue or sell any shares of Class A common Stock to Seven Knots which, when aggregated with all other shares of the Company’s Class A common stock then beneficially owned by Seven Knots and its affiliates (as calculated pursuant to Section 13(d) of the Exchange Act, and Rule 13d-3 promulgated thereunder), would result in Seven Knots beneficially owning more than 4.99% of the issued and outstanding shares of the Company’s Class A common stock (the “Beneficial Ownership Limitation”).

Conditions to Commencement and Delivery of Purchase Notices

Our ability to commence delivery of purchase notices and require Seven Knots to purchase shares of Class A common stock under the purchase agreement is conditioned on the satisfaction of certain conditions, including, but not limited to:

●	the accuracy in all material respects of our representations and warranties that are not qualified by “materiality” or “Material Adverse Effect” included in the purchase agreement;

●	the accuracy of our representations and warranties that are qualified by “materiality” or “Material Adverse Effect” included in the purchase agreement;

●	us having performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the purchase agreement to be performed, satisfied or complied with by us;

●	neither the Commission nor any other federal or state governmental authority shall have requested any additional information relating to this prospectus or any prospectus supplement thereto or for any amendment of or supplement to this prospectus or any prospectus supplement thereto;

●	neither the Commission nor any other federal or state governmental authority shall have issued any stop order suspending the effectiveness, prohibiting or suspending the use of the registration statement that includes this prospectus;

●	there shall not have occurred any event and there shall not exist any condition or state of facts, which makes any statement of a material fact made in the registration statement that includes this prospectus untrue or which requires the making of any additions to or changes to the statements contained therein in order to state a material fact required by the Securities Act to be stated therein or necessary in order to make the statements then made therein, in light of the circumstances under which they were made not misleading, or which requires an amendment to the registration statement or a supplement to this prospectus to comply with the Securities Act or any other law;

●	this prospectus, a final prospectus and a current report on Form 8-K disclosing the purchase agreement with Seven Knots shall have been filed with the Commission, and all reports, schedules, registrations, forms, statements, information and other documents required to have been filed with the Commission pursuant to the reporting requirements of the Exchange Act, shall have been filed with the Commission;

●	trading in our Class A common stock shall not have been suspended by the Commission, Nasdaq or the Financial Industry Regulatory Authority, or FINRA, we shall not have received any final and non-appealable notice that the listing or quotation of the Class A common stock on Nasdaq shall be terminated on a date certain (unless, prior to such date, the Class A common stock is listed or quoted on another eligible national stock exchange, as applicable) and there shall be no suspension of, or restriction on, accepting additional deposits of the Class A common stock, electronic trading or book-entry services by the Depository Trust company, or DTC, with respect to the Class A common stock;

●	we shall have complied with all applicable federal, state and local governmental laws, rules, regulations and ordinances in connection with the execution, delivery and performance of the purchase agreement and the Registration Rights Agreement;

●	the absence of any statute, regulation, order, decree, writ, ruling or injunction by any court or governmental authority of competent jurisdiction which prohibits the consummation of or that would materially modify or delay any of the transactions contemplated by the purchase agreement or the Registration Rights Agreement;

●	the absence of any action, suit or proceeding before any arbitrator or any court or governmental authority seeking to restrain, prevent or change the transactions contemplated by the purchase agreement or the Registration Rights Agreement, or seeking material damages in connection with such transactions;

●	all of the shares of our Class A common stock that may be issued pursuant to the purchase agreement shall have been approved for listing or quotation on Nasdaq;

●	no condition, occurrence, state of facts or event constituting a “Material Adverse Effect” shall have occurred and be continuing;

●	we shall have not commenced a voluntary insolvency or bankruptcy proceeding;

●	no person shall have commenced a voluntary or involuntary participation or threatened participation in insolvency or bankruptcy proceedings by or against us;

●	the delivery to the Company’s transfer agent of instructions and a notice of effectiveness relating to the resale registration statement that includes this prospectus directing the Company’s transfer agent to issue to Seven Knots all shares required to be so issued pursuant to the purchase agreement;

●	we shall have reserved out of our authorized and unissued Class A common stock, 20,000,000 shares of Class A common stock solely for the purpose of effecting purchases under the purchase agreement; and

●	the receipt by Seven Knots of the opinion and negative assurances from outside counsel in the forms mutually agreed to by us and Seven Knots prior to the date of the purchase agreement.

Following the satisfaction of the conditions to commencement, our ability to deliver purchase notices and require Seven Knots to purchase shares of Class A common stock under the purchase agreement is conditioned on the satisfaction of certain additional conditions, including, but not limited to:

●	any additional registration statement covering the resale by Seven Knots of shares of Class A common stock, and any post-effective amendment thereto, required to be filed with the Commission shall have been declared effective by the Commission;

●	the issuance and sale of the shares shall not exceed the maximum amount or cause the Beneficial Ownership Limitation to be exceeded; and

●	Seven Knots shall have received all bring-down opinions from outside counsel and compliance certificates from the Company, in each case as set forth or required pursuant to the purchase agreement.

Certain Representations, Warranties and Covenants and Indemnification Obligations

The purchase agreement contains customary representations, warranties, covenants, and indemnification obligations of each of Inspire and Seven Knots.

No Short-Selling or Hedging by Seven Knots

Seven Knots has agreed to not cause or engage in any manner whatsoever, any direct or indirect short selling or hedging of our shares of Class A common stock or any other securities of the Company.

Prohibition on Dilutive Issuances and Similar Transactions

Subject to specified exceptions included in the purchase agreement, we are limited in our ability to enter into specified “dilutive issuances.” Such transactions include the issuance of Class A common stock, or securities convertible into or exercisable for Class A common stock, at a price (or with a conversion or exercise price) that is less than the per share purchase price Seven Knots is required to pay for the shares of Class A common stock under the purchase agreement.

Subject to specified exceptions included in the purchase agreement, we are prohibited from taking any action to issue Class A common stock, or securities convertible into or exercisable for Class A common stock, in any “equity line of credit,” “at the market offering” or other similar continuous offering.

Termination of the Purchase Agreement

The purchase agreement will automatically terminate on the earliest to occur of (i) the expiration of the registration statement, (ii) the date on which the Class A common stock is no longer listed or quoted on Nasdaq or another eligible market, (iii) the thirtieth (30th) trading day following the date on which we commence a voluntary bankruptcy proceeding or another person commences such a proceeding against us that is not discharged prior to the thirtieth (30th) trading day, and (iv) the date on which, under applicable bankruptcy laws, a custodian is appointed for the Company or for all or substantially all of its property or the Company makes a general assignment for the benefit of its creditors.

We have the right to terminate the purchase agreement at any time after the commencement date effective upon one trading day’s prior written notice to Seven Knots, subject to the Company paying all documented fees and amounts to Seven Knot’s legal counsel and consulting with Seven Knots and its legal counsel prior to issuing any press release or making any public statement with respect to the termination.

Seven Knots may terminate the purchase agreement upon (i) the occurrence of an event constituting a material adverse effect (as defined in the purchase agreement), (ii) the occurrence of a change of control transaction of the Company, (iii) the failure by Inspire to file a registration statement by the applicable deadline set forth in the Registration Rights Agreement, (iv) the lapse of the effectiveness, or unavailability of, a registration statement filed by Inspire pursuant to the Registration Rights Agreement in certain other circumstances set forth in the purchase agreement, (v) the suspension of trading of Inspire’s Class A common stock for a period of three (3) consecutive trading days, or (vi) the material breach of the purchase agreement by Inspire, which breach is not cured within the ten (10) trading days after receipt of notice of such breach.

The purchase agreement also may be terminated at any time by the mutual written consent of the parties.

The Registration Rights Agreement

Pursuant to the Registration Rights Agreement, the resale registration statement and, in some circumstances subject to certain conditions, any additional resale registration statements we may file pursuant to the Registration Rights Agreement, shall identify Seven Knots as the “Selling Stockholder.” Such registration statements are required to permit the resale pursuant to Rule 415 under the Securities Act of such shares of Class A common stock of the Company held by Seven Knots.

Also pursuant to the Registration Rights Agreement, Inspire is required to use its commercially reasonable efforts to have each registration statement declared effective by the Commission as soon as reasonably practicable, but in no event later than the earlier of (i) the 60th calendar day following the date on which we file the registration statement and (ii) the third business day following the date we are notified by the Commission that such registration statement will not be reviewed.

The Registration Rights Agreement contains customary covenants and indemnification obligations of each of Inspire and Seven Knots.

Effect of Performance of the Purchase Agreement on our Stockholders

All shares of Class A common stock that may be issued or sold by us to Seven Knots under the purchase agreement that are being registered under the Securities Act for resale by Seven Knots in this offering are expected to be freely tradable. The shares of our Class A common stock being registered for resale in this offering may be issued and sold by us to Seven Knots from time to time at our discretion.

The resale by Seven Knots of a significant number of shares registered for resale in this offering at any given time, or the perception that these sales may occur, could cause the market price of our Class A common stock to decline and to be highly volatile. Sales of our Class A common stock to Seven Knots under the purchase agreement, if any, will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to Seven Knots all, some or none of the shares of our Class A common stock that may be available for us to sell to Seven Knots pursuant to the purchase agreement. If and when we do sell shares to Seven Knots, after Seven Knots has acquired the shares, Seven Knots may resell all, some or none of those shares at any time or from time to time in its discretion. Therefore, sales to Seven Knots by us under the purchase agreement may result in substantial dilution to the interests of other holders of our Class A common stock.

The foregoing description of the purchase agreement and the Registration Rights Agreement are qualified in their entirety by reference to the purchase agreement and the Registration Rights Agreement, copies of which are filed as Exhibits 10.21 and 4.1, respectively, to the registration statement, and which are incorporated herein by reference.

USE OF PROCEEDS

This prospectus relates to shares of our Class A common stock that may be offered and sold from time to time by Seven Knots. All of the Class A common stock offered by Seven Knots pursuant to this prospectus will be sold by Seven Knots for its own account. We will not receive any of the proceeds from these sales. We may receive up to $50.0 million in gross proceeds from any sales we make to Seven Knots pursuant to the purchase agreement, provided that the conditions precedent to commencement have occurred, and assuming that we sell the full amount of our Class A common stock that we have the right, but not the obligation, to sell to Seven Knots under the purchase agreement. See “Seven Knots Committed Equity Financing” and “Plan of Distribution” elsewhere in this prospectus for more information.

We expect to use any net proceeds that we receive under the purchase agreement to repay outstanding debt and for acquisitions, working capital and general corporate purposes. The amounts and timing of these expenditures will depend on a number of factors, such as the availability and identification of potential complementary acquisition opportunities in the veterinary services and animal health sectors. As of the date of this prospectus, we cannot specify with certainty all of the particular uses, and the respective amounts we may allocate to those uses, for any net proceeds we receive. Accordingly, we will retain broad discretion over the use of these proceeds. Pending our use of the net proceeds as described above, we intend to invest the net proceeds received pursuant to the purchase agreement in interest-bearing, investment-grade instruments or FDIC-insured bank accounts.

CAPITALIZATION

The following table sets forth our cash and capitalization: as of June 30, 2025:

●	On an actual basis;

●	On a pro forma basis to give effect to the issuance of 7,593 shares of Series B preferred stock and 1,285,000 shares of Class A common stock between July 1, 2025 and September 16, 2025; and

●	On a pro forma as adjusted basis to give effect to the issuance and sale of 35,000,000 shares of Class A common stock in this offering, after deducting estimated expenses payable by us.

The pro forma and pro forma as adjusted information below is illustrative only, and our capitalization following the completion of this offering will be adjusted based on the actual public offering price and other terms of this offering determined at the pricing of this offering. You should read the information in this table together with the section titled “Use of Proceeds” in this prospectus as well as our consolidated financial statements and the related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which are contained in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025 and Annual Report on Form 10-K for the fiscal year ended December 31, 2024, each of which is incorporated by reference into this prospectus. See “Information Incorporated by Reference” elsewhere in this prospectus.

			Pro Forma
	Actual	Pro Forma	As Adjusted
	(unaudited)	(unaudited)	(unaudited)
Cash and cash equivalents	$158,942	$2,491,602	$37,491,602

Debt:
Notes payable, net of discount	12,711,816	12,711,816	12,711,816
Loan payable, net of discount	2,738,871	2,738,871	2,738,871
Total Debt	15,450,687	15,450,687	15,450,687

Stockholders’ equity:
Common stock – Class A, $0.0001 par value, 100 million shares authorized, 2,324,285 issued and outstanding on an actual basis, 3,609,285 issued and outstanding on a pro forma basis and 38,609,285 shares issued and outstanding on a pro forma as adjusted basis	231	361	3,861
Common stock – Class B, $0.0001 par value, 20,000,000 shares authorized, 3,020,750 shares issued and outstanding on an actual, pro forma and pro forma as adjusted basis	302	302	302
Preferred Stock – Series B, $0.0001 par value, 10,000 shares authorized, none issued and outstanding on an actual basis, 7,593 shares issued and outstanding on a pro forma basis and 7,593 shares issued and outstanding on a pro forma as adjusted basis	0	1	1

Additional paid-in capital	42,245,614	45,046,143	80,042,643
Accumulated deficit	(41,799,885)	(41,831,885)	(41,831,885)
Total stockholders’ equity	446,262	3,214,922	38,214,922
Total capitalization	$15,896,949	$18,665,609	$53,665,609

DILUTION

The issuance of shares of Class A common stock pursuant to this prospectus will dilute the value of our shares of our Class A common stock. Our net tangible book value (deficit) as of June 30, 2025 was $(980,184) or $(0.42) per share of Class A common stock (based upon 2,324,285 outstanding shares of Class A common stock as of June 30, 2025). “Net tangible book value (deficit)” is total assets minus the sum of liabilities and intangible assets. “Net tangible book value (deficit) per share” is net tangible book value (deficit) divided by the total number of shares of Class A common stock outstanding.

After giving pro forma effect to the issuance of 1,285,000 shares of Class A common stock issued between July 1, 2025 and September 16, 2025, pro forma net tangible book value as of June 30, 2025 would have been $1,352,587, or $0.37 per share of Class A common stock (based upon 3,609,285 outstanding shares of Class A common stock as of June 30, 2025).

After giving pro forma as adjusted effect to the sale by us in this offering of 35,000,000 shares of Class A common stock, after deducting estimated offering expenses payable by us, our pro forma net tangible book value as of June 30, 2025 would have been $36,352,387, or $0.94 per share of Class A common stock. This amount represents an immediate increase in net tangible book value of $1.36 per share to existing stockholders and an immediate dilution of $0.15 per share to purchasers in this offering.

The following table illustrates the calculation:

Public offering price per common share			$1.00
Net tangible book deficit per share as of June 30, 2025		$(0.42)
Pro forma net tangible book value per share, as of June 30, 2025, before giving effect to this offering		$0.37
Increase in pro forma as adjusted net tangible book value per share	$		0.79
Pro forma as adjusted, net tangible book value per common share after this offering			$0.94
Dilution per share to new investors			$0.15

The discussion and table above exclude the following:

●	20 shares of Class A common stock issued to our Chair, President and Chief Executive Officer Kimball Carr in connection with his personal guaranty of certain loans to the Company at an exercise price of $6,000 per share and have an expiration date of January 1, 2028;

●	32 shares of Class A common stock that are issuable upon exercise of warrants issued in connection with the initial public offering and held by Spartan Capital Securities, LLC, the underwriter in our initial public offering at an exercise price of $11,000 per share and have an expiration date of August 29, 2030;

●	332 shares of Class A common stock that are issuable upon exercise of the warrants held by Target Capital 1, LLC, Dragon Dynamic Catalytic Bridge SAC Fund and 622 Capital LLC at an exercise price of $10,000 per share and have an expiration date of June 30, 2028;

●	753 shares of Class A common stock that are issuable upon exercise of warrants issued in connection with the public offering in February 2024 and held by Spartan Capital Securities, LLC, the underwriter in our public offering at an exercise price of $233.75 per share and have an expiration date of August 16, 2028;

●	6,741 shares of Class A common stock that are issuable upon exercise of outstanding stock options, at an exercise price of $17.00 per share. The stock options were granted and immediately vested on September 26, 2024 and have an expiration date of September 26, 2034;

●	58,480 shares of Class A common stock that are issuable upon exercise of outstanding stock options, at an exercise price of $1.71 per share. The stock options were granted and immediately vested on April 1, 2025 and have an expiration date of April 1, 2035;

●	92,593 shares of Class A common stock that are issuable upon exercise of outstanding stock options, at an exercise price of $1.62 per share. The stock options were granted and immediately vested on May 16, 2025 and have an expiration date of May 16, 2035;

●	34,247 shares of Class A common stock that are issuable upon exercise of outstanding stock options, at an exercise price of $1.52 per share. The stock options were granted and immediately vested on May 28, 2025 and have an expiration date of May 28, 2035;

●	1,092,896 shares of Class A common stock that are issuable upon exercise of warrants issued in connection with the public offering in March 2025 and held by an institutional investor, at an exercise price of $1.83 per share and have an expiration date of November 25, 2026;

●	1,092,896 shares of Class A common stock that are issuable upon exercise of warrants issued in connection with the public offering in March 2025 and held by an institutional investor, at an exercise price of $1.83 per share and have an expiration date of March 25, 2030;

●	885,000 shares of Class A common stock that are issuable upon exercise of pre-funded warrants issued in connection with the public offering in March 2025 and held by an institutional investor, at an exercise price of $0.0001 per share and have no expiration date;

●	54,645 shares of Class A common stock that are issuable upon exercise of warrants held by institutional investors, at an exercise price of $2.29 per share and have an expiration date of March 26, 2030; and

●	7,593,000 shares of Class A common stock that are issuable upon the conversion of Series B preferred stock held by institutional investors, at an assumed conversion price of $1.00 per share.

●	7,592,250 shares of Class A common stock that are issuable upon exercise of warrants held by institutional investors, at an exercise price of $1.00 per share and have expiration dates of July 28, 2030 and September 9, 2030;

●	625,000 shares of Class A common stock that are issuable upon the conversion of the Target notes, at an assumed conversion price of $1.00 per share; and

●	9,450,000 shares of Class A common stock that are reserved for future issuance under the Company’s 2022 Equity Incentive Plan.

To the extent that outstanding options and warrants are exercised and convertible preferred stock is converted, you will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible securities, the issuance of these securities may result in further dilution to our stockholders.

SELLING STOCKHOLDER

This prospectus relates to the possible resale from time to time by Seven Knots of any or all of the shares of Class A common stock that may be issued by us to Seven Knots under the purchase agreement. For additional information regarding the issuance of Class A common stock covered by this prospectus, see the section titled “Seven Knots Committed Equity Financing” above. We are registering the shares of Class A common stock pursuant to the provisions of the Registration Rights Agreement we entered into with Seven Knots on July 29, 2025 in order to permit the selling stockholder to offer the shares for resale from time to time. Except for the transactions contemplated by the purchase agreement and the Registration Rights Agreement, Seven Knots has not had any material relationship with us within the past three years. As used in this prospectus, the term “selling stockholder” means Seven Knots, LLC.

The table below presents information regarding the selling stockholder and the shares of Class A common stock that it may offer from time to time under this prospectus. This table is prepared based on information supplied to us by the selling stockholder, and reflects holdings as of September 16, 2025. The number of shares in the column “Maximum Number of Shares of Class A Common Stock to be Offered Pursuant to this Prospectus” represents all of the shares of Class A common stock that the selling stockholder may offer under this prospectus. The selling stockholder may sell some, all or none of its shares in this offering. We do not know how long the selling stockholder will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the selling stockholder regarding the sale of any of the shares.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the Commission under the Exchange Act, and includes shares of Class A common stock with respect to which the selling stockholder has voting and investment power. The percentage of shares of Class A common stock beneficially owned by the selling stockholder prior to the offering shown in the table below is based on an aggregate of 3,609,285 shares of our Class A common stock outstanding on September 16, 2025. Because the purchase price of the shares of Class A common stock issuable under the purchase agreement is determined on each applicable purchase date, with respect to each purchase, the number of shares that may actually be sold by the Company to Seven Knots under the purchase agreement may be fewer than the number of shares being offered by this prospectus. The fourth column assumes the sale of all of the shares offered by the selling stockholder pursuant to this prospectus.

Name of Selling Stockholder	Number of Shares of Class A Common Stock Owned Prior to Offering		Maximum Number of Shares of Class A Common Stock to be Offered Pursuant to this Prospectus	Number of Shares of Class A Common Stock Owned After Offering
	Number(1)	Percent(2)		Number(3)	Percent(2)
Seven Knots, LLC(4)	0	--	35,000,000	0	--

(1)	In accordance with Rule 13d-3(d) under the Exchange Act, we have excluded from the number of shares beneficially owned prior to the offering all of the shares that Seven Knots may be required to purchase under the purchase agreement, because the issuance of such shares is solely at our discretion and is subject to conditions contained in the purchase agreement, the satisfaction of which are entirely outside of Seven Knots’s control, including the registration statement that includes this prospectus becoming and remaining effective. Furthermore, each purchase of Class A common stock is subject to certain agreed upon maximum amount limitations set forth in the purchase agreement. Also, the purchase agreement prohibits us from issuing and selling any shares of our Class A common stock to Seven Knots to the extent such shares, when aggregated with all other shares of our common stock then beneficially owned by Seven Knots, would cause Seven Knots’s beneficial ownership of our common stock to exceed the 4.99% Beneficial Ownership Cap.

(2)	Applicable percentage ownership is based on 3,609,285 shares of our Class A common stock outstanding as of September 16, 2025.

(3)	Assumes the sale of all shares being offered pursuant to this prospectus.

(4)	The business address of Seven Knots, LLC is 400 E 66th Street, New York, NY 10065. Seven Knots, LLC’s principal business is that of a private investor. Marissa J. Welner is the beneficial owner of 50% of the membership interests in Seven Knots LLC. Marissa J. Welner has sole voting control and investment discretion over securities beneficially owned directly by Seven Knots, LLC. We have been advised that neither Ms. Welner nor Seven Knots LLC is a member of the Financial Industry Regulatory Authority, or FINRA, or an independent broker-dealer, or an affiliate or associated person of a FINRA member or independent broker-dealer. The foregoing should not be construed in and of itself as an admission by Ms. Welner as to beneficial ownership of the securities beneficially owned directly by Seven Knots, LLC.

DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of one hundred seventy million (170,000,000) shares of stock, consisting of three (3) classes of stock designated, respectively, as “Class A common stock,” “Class B common stock” and “preferred stock,” each such share having a par value of $0.0001 per share. The total number of authorized shares are: one hundred million (100,000,000) shares of Class A common stock; twenty million (20,000,000) shares of Class B common stock; and fifty million (50,000,000) shares of preferred stock.

Class A Common Stock

Holders of our Class A common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. No holder of shares of Class A common stock has the right to cumulate votes.

Holders of our Class A common stock are entitled to receive dividends when and if declared by our board of directors out of funds legally available therefor, subject to any statutory or contractual restrictions on the payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding shares of Preferred Stock.

Upon the liquidation, dissolution or winding up of the Company, after payment in full of all amounts required to be paid to creditors and to the holders of our preferred stock having liquidation preferences, if any, the holders of our Class A common stock are entitled to share, along with the holders of our Class B common stock and holders of preferred stock which are not entitled to any liquidation preference, ratably in all assets remaining.

Holders of Class A common stock have no preemptive or redemption rights and no right to convert their common stock into any other securities. All outstanding shares of Class A common stock are fully paid and non-assessable.

Our Class A common stock is listed on Nasdaq under the symbol “IVP”.

Class B Common Stock

Holders of our Class B common stock are entitled to twenty-five (25) votes for each share held of record on all matters submitted to a vote of stockholders. No holder of shares of Class B common stock has the right to cumulate votes.

Subject to the rights of holders of preferred stock having preference as to dividends, the holders of our Class B common stock are entitled to receive dividends when, as and if declared by our board of directors out of legally available funds.

Upon our liquidation, dissolution or winding up of the affairs of the Company, subject to any preference right of holder of the preferred stock of the Company, the holders of our Class B common stock shall share equally and ratably, along with the holders of our Class A common stock and holders of preferred stock which are not entitled to any liquidation preference, in the Company’s assets.

Our Class B common stock may be convertible at the option of the holders, without the payment of additional consideration, at any time, into shares of Class A common stock at a conversion rate of one share of Class A common stock for each share of Class B common stock. The conversion rate of the Class B common stock will be adjusted proportionately if the Company, at any time or from time to time, (a) pays a dividend or makes a distribution for no consideration to holders of our Class A common stock, (b) subdivides (by stock split, recapitalization or otherwise) our outstanding Class A common stock into a greater number of shares, or (c) combines its outstanding Class A common stock into a smaller number of shares.

The holders of Class B common stock do not have any redemption or preemptive rights.

Preferred Stock

Pursuant to our articles of incorporation, our board of directors has the authority, without further action by the stockholders, to issue up to fifty million (50,000,000) shares of preferred stock, in one or more series. Our board of directors has the authority, without further action by the shareholders, to issue shares of Preferred Stock in one or more series and to fix the rights, preferences, privileges and restrictions granted to or imposed upon the preferred stock. Preferred stock may be designated and issued without authorization of shareholders unless such authorization is required by applicable law, the rules of the principal market or other securities exchange on which our stock is then listed or admitted to trading.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our Class A common stock or Class B common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes could, under some circumstances, have the effect of delaying, deferring or preventing a change in control of the Company.

The description of preferred stock in this prospectus and the description of the terms of a particular series of preferred stock in any applicable prospectus supplement are not complete. You should refer to any applicable certificate of designation for complete information.

Series A Preferred Stock

The Company has designated 20,000 shares of the Company’s authorized and unissued preferred stock as Series A preferred stock (the “Series A preferred stock”). As of the date of this prospectus, there are no shares of Series A preferred stock issued and outstanding.

Series B Preferred Stock

The Company has designated 10,000 shares of the Company’s authorized and unissued preferred stock as Series B Preferred Stock (the “Series B preferred stock”) and established the rights, preferences and privileges of the Series B preferred stock pursuant to a Certificate of Designations of Rights and Preferences of the Series B Preferred Stock (the “Certificate of Designations”).

General. Each share of Series B preferred stock has a stated value of $1,000 per share and, when issued, the Series B preferred stock will be fully paid and non-assessable.

Ranking. The Series B preferred stock, with respect to the payment of dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company, ranks senior to all capital stock of the Company unless the Required Holders (as defined in the Certificate of Designations) consent to the creation of other capital stock of the Company that is senior or equal in rank to the Series B preferred stock.

Dividends. The holders of Series B preferred stock will be entitled to dividends, on an as-if converted basis, equal to and in the same form as dividends actually paid on shares of the Company’s common stock, when and if actually paid.

Purchase Rights. If at any time the Company grants, issues or sells any options, convertible securities, or rights to purchase stock, warrants, securities or other property pro rata to all or substantially all of the record holders of any class of common stock (the “Purchase Rights”), then each holder of Series B preferred stock will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of common stock acquirable upon complete conversion of all the Series B preferred stock held by such holder immediately prior to the date as of which the record holders of shares of common stock are to be determined for the grant, issue or sale of such Purchase Rights at the Alternate Conversion Price (as defined below); subject to certain limitations on beneficial ownership.

Conversion Rights

Conversion at Option of Holder. Each holder of Series B preferred stock may convert all, or any part, of the outstanding Series B preferred stock, at any time at such holder’s option, into shares of the Class A common stock (which converted shares of Class A common stock are referred to as “Conversion Shares” herein) at the fixed “Conversion Price” of $1.00 which is subject to proportional adjustment upon the occurrence of any stock split, stock dividend, stock combination and/or similar transactions.

Voluntary Adjustment Right. Subject to the rules and regulations of Nasdaq, the Company has the right, at any time, with the written consent of the Required Holders, to lower the fixed conversion price to any amount and for any period of time deemed appropriate by the board of directors of the Company.

Alternate Conversion Upon a Triggering Event. Following the occurrence and during the continuance of a Triggering Event (as defined below), each holder may alternatively elect to convert the Series B preferred stock at the “Alternate Conversion Price” equal to the lesser of: (i) the applicable conversion price, and the greater of (A) the floor price of $0.1876 (the “Floor Price”); and (B) 80% of the lowest volume weighted average price of the Class A common stock during the five consecutive trading days immediately prior to such conversion.

The Certificate of Designations contains standard and customary triggering events (each, a “Triggering Event”), including but not limited to: (i) the suspension from trading or the failure to list the Class A common stock within certain time periods; (ii) failure to declare or pay any dividend when due; (iii) the failure to timely file or make effective a registration statement on Form S-1 or Form S-3 pursuant to a registration rights agreement, (iv) the Company’s failure to cure a conversion failure or notice of the Company’s intention not to comply with a request for conversion of any Series B preferred stock, and (iv) bankruptcy or insolvency of the Company.

Other Adjustments. In connection with the issuance of the Series B preferred stock, the Company has agreed to seek stockholder approval at a special meeting of stockholders, of the issuance of conversion shares at a conversion price below the conversion price (the date of such approval, the “Stockholder Approval Date”).

If 30 days and 60 days following the occurrence of the later of (x) the Stockholder Approval Date and (y) the earlier of (a) the effective date of the registration statement to be filed pursuant to the registration rights agreement and (b) the date that the Series B preferred stock is eligible to be resold without restriction under Rule 144 of the Securities Act, the Conversion Price then in effect is greater than the greater of $0.1879 and the Market Price (as defined in the Certificate of Designations) then in effect (each, an “Adjustment Price”), the conversion price shall automatically lower to such Adjustment Price.

Change of Control Exchange. Upon a change of control of the Company, each holder may require the Company to exchange the holder’s shares of Series B preferred stock for consideration equal to the Change of Control Election Price (as defined in the Certificate of Designations), to be satisfied at the Company’s election in either (x) cash or (y) rights convertible into such securities or other assets to which such holder would have been entitled with respect to such shares of Class A common stock had such shares of Class A common stock been held by such holder upon consummation of such corporate event.

Company Optional Redemption. At any time the Company shall have the right to redeem in cash all, but not less than all, the shares of Series B preferred stock then outstanding at a redemption price equal to 125% of the greater of (i) the conversion amount being redeemed as of the Company optional redemption date and (ii) the product of (1) the conversion rate with respect to the conversion amount being redeemed as of the Company optional redemption date multiplied by (2) the greatest closing sale price of the Class A common stock on any trading day during the period commencing on the date immediately preceding such Company optional redemption notice date and ending on the trading day immediately prior to the date the Company makes the entire payment required to be made.

Fundamental Transactions. The Certificate of Designations prohibit the Company from entering specified fundamental transactions (including, without limitation, mergers, business combinations and similar transactions) unless the Company (or the Company’s successor) assumes in writing all of the Company’s obligations under the Certificate of Designations and other transaction documents specified in the Certificate of Designations.

Voting Rights. The holders of the Series B preferred stock shall have no voting power and no right to vote on any matter at any time, either as a separate series or class or together with any other series or class of share of capital stock, and shall not be entitled to call a meeting of such holders for any purpose nor shall they be entitled to participate in any meeting of the holders of common stock, except as provided in the Certificate of Designations (or as otherwise required by applicable law).

Covenants. The Certificate of Designations contains a variety of obligations on the Company’s part not to engage in specified activities. In particular, the Company will not, and will cause the Company’s subsidiaries to not, redeem, repurchase or declare any dividend or distribution on any of the Company’s capital stock (other than as required under the Certificate of Designations) and will not incur any indebtedness other than ordinary course trade payables or, subject to certain exceptions, incur any liens. In addition, the Company will not issue any preferred stock or issue any other securities that would cause a breach or default under the Certificate of Designations.

Reservation Requirements. So long as any Series B preferred stock remains outstanding, the Company shall at all times reserve at least 250% of the number of shares of Class A common stock as shall from time to time be necessary to effect the conversion of all Series B preferred stock then outstanding.

Modification of Shareholder Rights

Pursuant to Nevada Revised Statutes Article 79.390, any amendment to the articles of incorporation (other than a change in number of authorized shares of class or series) to affect or modify shareholders’ rights requires (i) a resolution adopted by the board of directors setting forth the proposed amendment and submission of the proposed amendment to the stockholders for approval; (ii) affirmative vote of stockholders holding shares in the corporation representing at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, approving the amendment; and (iii) a certificate signed by an authorized officer setting forth the amendment, the vote by which the amendment was adopted, and filing of the certificate with the Secretary of State of Nevada.

Anti-Takeover Effects of Provisions of Our Amended and Restated Articles of Incorporation, Our Amended and Restated Bylaws and Nevada Law

Nevada Anti-Takeover Law

The Nevada Revised Statutes (“NRS”) contain several provisions which may make a hostile take-over or change of control of our Company more difficult to accomplish. They include the following:

●	Under Nevada law, any one or all of the directors of a corporation may be removed by the holders of not less than two-thirds of the voting power of a corporation’s issued and outstanding stock. All vacancies on the board of directors of a Nevada corporation may be filled by a majority of the remaining directors, though less than a quorum, unless the articles of incorporation provide otherwise. In addition, unless otherwise provided in the articles of incorporation, the board may fill the vacancies for the entire remainder of the term of office of the resigning director or directors. Our Articles of Incorporation do not provide otherwise.

●	Nevada law provides that unless otherwise provided in a corporation’s articles of incorporation or bylaws, shareholders do not have the right to call special meetings. Our articles of incorporation and our bylaws do not give shareholders this right. In accordance with Nevada law, we also require advance notice of any shareholder proposals.

●	Nevada law provides that, unless otherwise prohibited by any bylaws adopted by the shareholders, the board of directors may amend any bylaw, including any bylaw adopted by the shareholders. Pursuant to Nevada law, our articles of incorporation grant the authority to adopt, amend or repeal bylaws exclusively to our directors.

●	Nevada’s “combinations with interested stockholders” statutes prohibit certain business “combinations” between certain Nevada corporations and any person deemed to be an “interested stockholder” for two years after the such person first becomes an “interested stockholder” unless (i) the corporation’s board of directors approves the combination (or the transaction by which such person becomes an “interested stockholder”) in advance, or (ii) the combination is approved by the board of directors and sixty percent of the corporation’s voting power not beneficially owned by the interested stockholder, its affiliates and associates. Furthermore, in the absence of prior approval, certain restrictions may apply even after such two-year period. For purposes of these statutes, an “interested stockholder” is any person who is (x) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (y) an affiliate or associate of the corporation and at any time within the two previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. Subject to certain timing requirements set forth in the statutes, a corporation may elect not to be governed by these statutes. However, we have not included any such provision in our Articles of Incorporation or Bylaws, which means these provisions apply to us.

●	Nevada’s “acquisition of controlling interest” statutes contain provisions governing the acquisition of a controlling interest in certain Nevada corporations. These “control share” laws provide generally that any person who acquires a “controlling interest” in certain Nevada corporations may be denied certain voting rights, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights. These statutes provide that a person acquires a “controlling interest” whenever a person acquires shares of a subject corporation that, but for the application of these provisions of the NRS, would enable that person to exercise (1) one-fifth or more, but less than one-third, (2) one-third or more, but less than a majority or (3) a majority or more, of all of the voting power of the corporation in the election of directors. Once an acquirer crosses one of these thresholds, shares which it acquired in the transaction taking it over the threshold and within the 90 days immediately preceding the date when the acquiring person acquired or offered to acquire a controlling interest become “control shares” to which the voting restrictions described above apply. Our Articles of Incorporation and Bylaws currently contain no provisions relating to these statutes, and unless our Articles of Incorporation or Bylaws in effect on the tenth day after the acquisition of a controlling interest were to provide otherwise, these laws would apply to us if we were to (i) have 200 or more stockholders of record (at least 100 of which have addresses in the State of Nevada appearing on our stock ledger) and (ii) do business in the State of Nevada directly or through an affiliated corporation. As of the date of this prospectus, we have less than 100 record stockholders with Nevada addresses. However, if these laws were to apply to us, they might discourage companies or persons interested in acquiring a significant interest in or control of the Company, regardless of whether such acquisition may be in the interest of our stockholders.

Holders

As of the date of this prospectus, there were 45 stockholders of record for our Class A common stock, three stockholders of record of our Class B common stock, no stockholders of record of our Series A preferred stock and seven stockholders of record of our Series B preferred stock.

Dividend Policy

We do not anticipate declaring or paying, in the foreseeable future, any cash dividends on our capital stock. We intend to retain all available funds and future earnings, if any, to fund the development and expansion of our business, and we do not anticipate paying any cash dividends in the foreseeable future. Any future determination regarding the declaration and payment of dividends, if any, will be at the discretion of our board of directors and will depend on then-existing conditions, including our financial condition, operating results, contractual restrictions, capital requirements, business prospects and other factors our board of directors may deem relevant.

PLAN OF DISTRIBUTION

The shares of Class A common stock offered by this prospectus are being offered by the selling stockholder, Seven Knots, LLC.  The shares may be sold or distributed from time to time by the selling stockholder directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The sale of our Class A common stock offered by this prospectus could be effected in one or more of the following methods:

●	ordinary brokers’ transactions;

●	transactions involving cross or block trades;

●	through brokers, dealers, or underwriters who may act solely as agents;

●	“at the market” into an existing market for our Class A common stock;

●	in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;

●	in privately negotiated transactions; or

●	any combination of the foregoing.

In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the state’s registration or qualification requirement is available and complied with.

Seven Knots, LLC is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

Seven Knots has informed us that it intends to use one or more registered broker-dealers to effectuate all sales, if any, of our Class A common stock that it has acquired and may in the future acquire from us pursuant to the purchase agreement.  Such sales will be made at prices and at terms then prevailing or at prices related to the then current market price.  Each such registered broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act.  Seven Knots has informed us that each such broker-dealer will receive commissions from Seven Knots that will not exceed customary brokerage commissions.

Brokers, dealers, underwriters or agents participating in the distribution of our Class A common stock offered by this prospectus may receive compensation in the form of commissions, discounts, or concessions from the purchasers, for whom the broker-dealers may act as agent, of the shares sold by the selling shareholder through this prospectus. The compensation paid to any such particular broker-dealer by any such purchasers of our Class A common stock sold by the selling stockholder may be less than or in excess of customary commissions.  Neither we nor the selling stockholder can presently estimate the amount of compensation that any agent will receive from any purchasers of our Class A common stock sold by the selling stockholder.

We know of no existing arrangements between the selling stockholder or any other shareholder, broker, dealer, underwriter or agent relating to the sale or distribution of our Class A common stock offered by this prospectus.

We may from time to time file with the Commission one or more supplements to this prospectus or amendments to the registration statement of which this prospectus forms a part to amend, supplement or update information contained in this prospectus, including, if and when required under the Securities Act, to disclose certain information relating to a particular sale of shares offered by this prospectus by the selling stockholder, including the names of any brokers, dealers, underwriters or agents participating in the distribution of such shares by the selling stockholder, any compensation paid by the selling stockholder to any such brokers, dealers, underwriters or agents, and any other required information.

We will pay the expenses incident to the registration under the Securities Act of the offer and sale of our Class A common stock covered by this prospectus by the selling stockholder. We have also paid to Seven Knots $30,000 in cash as reimbursement for the reasonable, out-of-pocket expenses incurred by Seven Knots, including the legal fees and disbursements of Seven Knots’s legal counsel, in connection with its due diligence investigation of the Company and in connection with the preparation, negotiation and execution of the purchase agreement.

We also have agreed to indemnify Seven Knots and certain other persons against certain liabilities in connection with the offering of our Class A common stock offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Seven Knots has agreed to indemnify us against liabilities under the Securities Act that may arise from certain written information furnished to us by Seven Knots specifically for use in this prospectus or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the Commission this indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

We estimate that the total expenses for the offering will be approximately $100,000.

Seven Knots has represented to us that at no time prior to the date of the purchase agreement has Seven Knots or its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any short sale (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of our Class A common stock or any hedging transaction, which establishes a net short position with respect to our Class A common stock.  Seven Knots has agreed that during the term of the purchase agreement, neither Seven Knots, nor any of its agents, representatives or affiliates will enter into or effect, directly or indirectly, any of the foregoing transactions.

We have advised the selling stockholder that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the selling stockholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the securities offered by this prospectus.

This offering will terminate on the date that all of the shares of our Class A common stock offered by this prospectus have been sold by the selling stockholder.

Our Class A common stock is currently listed on The Nasdaq Capital Market under the symbol “IVP”.

LEGAL MATTERS

The Crone Law Group P.C., is acting as our counsel in connection with the registration of our securities under the Securities Act, and as such, will pass upon the validity of the securities offered in this offering.

EXPERTS

The consolidated financial statements Inspire Veterinary Partners, Inc. as of December 31, 2024 and December 31, 2023, and for each of the two years in the period ended December 31, 2024, incorporated in this prospectus by reference to the Annual Report on Form 10-K for the fiscal year ended December 31, 2024 have been so incorporated in reliance on the report of Kreit & Chiu CPA LLP, an independent registered public accounting firm, appearing elsewhere herein and in the registration statement, given on the authority of said firm as experts in auditing and accounting.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information that is either incorporated by reference, or contained in, this prospectus and will be considered a part of this prospectus from the date those documents are filed. We incorporate by reference the documents listed below:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 31, 2025;

●	Our Quarterly Reports on Form 10-Q for each of the fiscal quarters ended March 31, 2025 and June 30, 2025, filed with the SEC on May 15, 2025 and August 13, 2025, respectively;

●	Our Current Reports on Form 8-K filed with the SEC on January 2, 2025, January 10, 2025, January 22, 2025, January 23, 2025 (other than Item 7.01), February 13, 2025, March 7, 2025, March 26, 2025, April 11, 2025, April 23, 2025, May 1, 2025, May 13, 2025, June 5, 2025, June 10, 2025, August 4, 2025, August 20, 2025, September 2, 2025 and September 15, 2025; and

In addition, all documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of filing the registration statement that includes this prospectus and prior to the filing of a post-effective amendment to the registration statement containing this prospectus, which indicates that all securities offered have been sold or which deregisters all of such securities then remaining unsold, shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the respective dates of filing of such documents. However, we are not incorporating by reference, in each case, any information or documents that are deemed to be furnished and not filed in accordance with SEC rules, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

Upon written or oral request, we will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge, a copy of any or all of the documents incorporated by reference, other than exhibits to those documents unless the exhibits are specifically incorporated by reference in the documents. Please send requests to:

Inspire Veterinary Partners, Inc.

780 Lynnhaven Parkway, Suite 400

Virginia Beach, VA 23452
(757) 734-5464

Attention: Chief Financial Officer

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC, under the Securities Act, a registration statement on Form S-1 relating to the securities offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to our company and the securities we are offering by this prospectus you should refer to the registration statement, including the exhibits and schedules thereto. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The SEC’s website address is http://www.sec.gov.

We are subject to the information and periodic reporting requirements of the Exchange Act and, in accordance therewith, we file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information are available for inspection and copying at the website of the SEC referred to above. We maintain a website at www.inspirevet.com. You may access our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus.

PRELIMINARY PROSPECTUS

35,000,000 Shares of Class A Common Stock

                       , 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Unless otherwise indicated, all references to “Inspire,” the “Company,” “we,” “our,” “us” or similar terms refer to Inspire Veterinary Partners, Inc.

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth all expenses to be paid by us in connection with this offering. All amounts shown are estimates except for the Commission registration fee.

SEC registration fee	$4,756
Legal fees and expenses	$75,000
Accounting fees and expenses	$10,000
Miscellaneous expenses	$10,000
Total	$99,756

Item 14. Indemnification of Directors and Officers.

Section 78.7502(1) of the Nevada Revised Statutes (“NRS”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (except an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if such person: (i) is not liable for a breach of fiduciary duties that involved intentional misconduct, fraud or a knowing violation of law; or (ii) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

NRS Section 78.7502(2) further provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred in connection with the defense or settlement of the action or suit if such person: (i) is not liable for a breach of fiduciary duties that involved intentional misconduct, fraud or a knowing violation of law; or (ii) acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (1) and (2) of NRS Section 78.7502, as described above, or in defense of any claim, issue or matter therein, the corporation shall indemnify him or her against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense.

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The amended and restated articles of incorporation and the amended and restated bylaws of the Company provide that the Company shall, to the fullest extent permitted by the NRS, as now or hereafter in effect, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the Company, by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (i) is not liable pursuant to NRS Section 78.138; or (ii) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Item 15. Recent Sales of Unregistered Securities.

Seven Knots Committed Equity Financing

On July 29, 2025, we entered into a common stock purchase agreement with Seven Knots, LLC (“Seven Knots”), pursuant to which Seven Knots committed to purchase up to $50.0 million of shares of our Class A common stock, at our direction from time to time, provided that the closing sale price of the Class A common stock is at least $0.75 per share and subject to the satisfaction of the terms and conditions in the purchase agreement. Also, on the same date, we entered into a registration rights agreement with Seven Knots, pursuant to which we agreed to file with the U.S. Securities and Exchange Commission (the “SEC”), a registration statement to register for resale under the Securities Act of 1933, as amended (the “Securities Act”), the shares of the Class A common stock that may be issued to Seven Knots under the purchase agreement. Any shares issued under the purchase agreement by the Company to Seven Knots will be issued in a privately negotiated transaction exempt from registration as provided by Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder.

Series B Convertible Preferred Stock and Warrants

On July 28, 2025, we entered into a securities purchase agreement with certain accredited investors for the private placement of up to 7,590 shares of Series B convertible preferred stock, or Series B preferred stock, and accompanying warrants to purchase shares of Class A common stock. The aggregate offering amount is up to $10 million, to be completed in one or more closings.

On July 29, 2025, we completed the first closing of the private placement, issuing 6,340 shares of Series B preferred stock and 6,340,000 warrants for aggregate proceeds of approximately $5 million. Proceeds were received in cash and through the transfer of certain securities in lieu of cash. On September 9, 2025, we completed an additional closing, issuing 1,253 shares of Series B preferred stock and 1,252,500 warrants for aggregate proceeds of approximately $1 million.

Each share of Series B preferred stock has a stated value of $1,000 and is convertible into shares of Class A common stock at an initial conversion price of $1.00 per share, subject to adjustment provisions. The warrants are exercisable at $1.00 per share and expire five years from the initial exercisability date. Both instruments contain anti-dilution and price adjustment features, including a floor conversion price of $0.1879 per share.

We entered into a registration rights agreement requiring us to file a registration statement with the Commission to register the resale of the Class A common stock issuable upon conversion of the Series B preferred stock and exercise of the warrants.

The Series B preferred stock and warrants were issued in a privately negotiated transaction exempt from registration as provided by Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder.

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Acquisition Shares — Debary Animal Clinic

On June 5, 2025, pursuant to an asset purchase agreement, dated April 25, 2025, by and among the Company and IVP FL Holding Company, LLC (“IVP FL”), a Delaware limited liability company and wholly-owned subsidiary of the Company, Joseph A. Suarez, D.V.M., P.A., a Florida corporation (the “Seller”), and Joseph A. Suarez, DVM (the “Owner” and together with the Seller, the “Seller Parties”) we completed the acquisition of the Debary Animal Clinic.

As partial consideration for the purchase of the Debary Animal Clinic, we issued 54,734 restricted shares of Class A common stock to the Seller Parties, which was equal to the quotient obtained by dividing $92,500 by the official closing price of one share of Class A common stock as reported on Nasdaq on the trading date immediately prior to the closing. The issuance of restricted shares of Class A common stock to the Seller Parties was consummated in a privately negotiated transaction exempt from registration pursuant to Rule 506(b) of Regulation D under the Securities Act of 1933, as amended. There were no proceeds from the issuance of the shares of Class A common stock.

1800 Diagonal Lending

On May 30, 2025, pursuant to a securities purchase agreement, we issued to 1800 Diagonal Lending LLC, a Virginia limited liability company (“Diagonal”) an Original Issue Discount Note in the principal amount of $204,700 (the “Diagonal Note”). The Diagonal Note has a one-time interest payment of $24,564 and a maturity date of March 30, 2026. The proceeds from the Diagonal Note are for general working capital. The Diagonal Note has an initial payment of $114,632 due on November 30, 2025, with monthly payments of $28,658 due on the 30th of every month thereafter until March 30, 2026.

The Company has the right to prepay the Diagonal Note upon written notice to Diagonal.

After an occurrence of an event of default, as described in the Diagonal Note, it shall become immediately due and payable and the Company will pay an amount equal to 150% times the sum of (i) the then outstanding principal amount of the Diagonal Note plus (ii) accrued and unpaid interest on the unpaid principal amount, plus (iii) default interest, if any.

Diagonal will have the right to convert all or any part of the outstanding and unpaid amount of the Diagonal Note into shares of the Company’s Class A common stock upon the later of 180 days from the issuance date or an event of default, as described in the note. The conversion price of the Diagonal Note is 75% of the market price.

The Diagonal Note was, and the shares of Class common stock to be issued upon conversion of the Diagonal Note will be, issued in a privately negotiated transaction exempt from registration as provided by Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder.

Boot Capital LLC

On May 30, 2025, pursuant to a securities purchase agreement, we issued to Boot Capital LLC, a Delaware limited liability company (“Boot”) an Original Issue Discount Note in the principal amount of $92,000 (the “Boot Note”). The Boot Note has a one-time interest payment of $11,040 and a maturity date of March 30, 2026. The proceeds from the Boot Note are for general working capital. The Boot Note has an initial payment of $51,520 due on November 30, 2025, with monthly payments of $12,880 due on the 30th of every month thereafter until March 30, 2026.

The Company has the right to prepay the Boot Note upon written notice to Boot.

After an occurrence of an event of default, as described in the Boot Note, it shall become immediately due and payable and the Company will pay an amount equal to 150% times the sum of (i) the then outstanding principal amount of the Boot Note, plus (ii) accrued and unpaid interest on the unpaid principal, plus (iii) default interest, if any.

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Boot will have the right to convert all or any part of the outstanding and unpaid amount of the Boot Note into shares of the Company’s common stock upon the later of 180 days from the issuance date or an event of default, as described in the note. The conversion price of the Boot Note is 75% of the market price.

The Boot Note was, and the shares of Class common stock to be issued upon conversion of the Boot Note will be, issued in a privately negotiated transaction exempt from registration as provided by Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder.

Stock Option Awards to Employees and Directors

From September 26, 2024 to May 28, 2025, as adjusted for subsequent reverse stock splits, the Company issued options to purchase up to 194,779 shares of Class A common stock pursuant to its 2022 Equity Incentive Plan to certain executive officers and directors, with a per share exercise price ranging from $1.52 to $17.00, in exchange for their services. These shares were issued in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act, for a transaction by an issuer not involving a public offering.

Shares of Class A Common Stock to Consultants

On March 6, 2024, the Company issued 746 shares of Class A common stock (as adjusted for subsequent reverse stock splits) to Charles “Chuck” Keiser, DVM as compensation for certain consulting services in the area of veterinary medicine business support.

On January 30, 2024, the Company issued 20 shares of Class A common stock (as adjusted for subsequent reverse stock splits) to TraDigital Marketing Group as partial compensation for certain consulting services in the area of strategic advisory, sponsored editorial content and digital marketing services.

The issuances of shares of Class A common stock to Dr. Keiser and TraDigital Marketing Group were consummated in privately negotiated transactions exempt from registration pursuant to Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D under the Securities Act. There were no proceeds from the issuance of the shares of Class A common stock.

Series A Preferred Stock Issuance

On January 2, 2024, we issued 20,000 shares of our Series A preferred stock to Target Capital 1, LLC (“Target”), an existing investor and holder of certain shares of our previously issued and outstanding Series A preferred stock, for gross proceeds of $200,000, pursuant to a subscription agreement between Inspire and Target.

The issuance and sale of the Series A preferred stock to Target was consummated in a privately negotiated transaction exempt from registration pursuant to Rule 506(b) of Regulation D under the Securities Act. We used the proceeds of the sale of the Series A preferred stock for general working capital purposes.

As of the date of this prospectus, no shares of Series A preferred stock remain outstanding.

Tumim Transaction — Commitment Shares

On November 30, 2023, we entered into a common stock purchase agreement with Tumim Stone Capital LLC (“Tumim”), pursuant to which Tumim committed to purchase, subject to certain conditions and limitations, up to $30.0 million of shares of Class A common stock, at our direction from time to time, subject to the satisfaction of the terms and conditions in the purchase agreement. Also, on the same date, we entered into a registration rights agreement with Tumim, pursuant to which we agreed to file with the SEC a registration statement to register for resale under the Securities Act the shares of our Class A common stock that may be issued to Tumim under the purchase agreement.

As consideration for Tumim’s irrevocable commitment to purchase shares of Class A common stock, upon execution of the purchase agreement, we became obligated to issue to Tumim a number of shares of Class A common stock equal to $600,000 divided by the average daily volume-weighted average price for the Class A common stock on Nasdaq during the five consecutive trading days ending on the trading date immediately prior to Inspire’s filing of an initial registration statement covering Tumim’s resales pursuant to the registration rights agreement. The Company issued Tumim 12,143 shares of Class A common stock in the first quarter of 2024.

These shares were issued in a privately negotiated transaction exempt from registration as provided by Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder.  There were no proceeds from the issuance of these shares.

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Acquisition Shares — Valley Veterinary Services

On November 8, 2023, we completed the acquisition of Valley Veterinary Services animal hospital pursuant to an asset purchase agreement, dated October 27, 2023, by and among the Company, IVP PA Holding Company, LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company and Valley Veterinary Service, Inc., a Pennsylvania corporation, Michelle Bartus, VMD and Peter Nelson, VMD (collectively, the “Seller Parties”).

As partial consideration for the purchase of the Valley Veterinary Services animal hospital, we issued 4,082 restricted shares of Class A common stock to the Seller Parties, which was equal to the quotient obtained by dividing $400,000 by the official closing price of one share of Class A common stock as reported by Nasdaq on the trading date immediately prior to the acquisition closing. The issuance of restricted shares of Class A common stock to the Seller Parties was consummated in a privately negotiated transaction exempt from registration pursuant to Rule 506(b) of Regulation D under the Securities Act. There were no proceeds from the issuance of the shares of Class A common stock.

2023 Private Placement of Convertible Debentures

Between February 27 and March 10, 2023, the Company issued $650,000 in aggregate principal amount of 6.00% subordinated convertible promissory note (“2023 Convertible Debenture”). The 2023 Convertible Debenture was convertible into shares of the Company’s Class A common stock upon the consummation of a qualified financing. The purchasers of the 2023 Convertible Debenture were accredited investors, as defined by Regulation D under the Securities Act of 1933, as amended, and consisted of a second “friends and family” round of investment in the Company. At the holder’s election, the accrued interest and principal could be paid in cash or Class A common stock (such number of shares reflecting a twenty-five percent (25%) discount of the opening price per share of Class A common stock). The 2023 Convertible Debenture matured 5 years from the date of issuance to each holder. Prior to the maturity date, the holder was entitled to convert the 2023 Convertible Debenture into Class A common stock upon the Company’s qualified financing. Upon a qualified financing, the accrued and unpaid interest was due and payable in cash on the first business day of the following month for any balance not elected to be converted into the Class A common stock. The proceeds of the sale of the 2023 Convertible Debenture were used for veterinary practice acquisitions and for general working capital purposes. The 2023 Convertible Debentures were issued in privately negotiated transactions exempt from registration pursuant to Section 4(a)(2) of the Securities Act.

As of the date of this prospectus, no 2023 Convertible Debentures remain outstanding.

Series A Preferred Stock

Effective June 30, 2023, the Company exchanged the Company’s previously issued 12% original issue discount secured convertible notes held by Dragon Dynamic Catalytic Bridge SAC Fund, Target Capital 1 LLC and 622 Capital LLC, the Company’s senior secured lenders, for an aggregate of 4,425 shares of Series A preferred stock.

As a result of the Exchange, all of the Company’s senior secured indebtedness with those lenders was extinguished.

The issuances of the Series A preferred stock were consummated in privately negotiated transactions exempt from registration pursuant to Section 4(a)(2) of the Securities Act. There were no proceeds from the issuance of the Series A preferred stock.

As of the date of this prospectus, no shares of Series A preferred stock remain outstanding.

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New Warrants

Effective June 30, 2023, the Company exchanged certain then-outstanding indebtedness held by the Company’s senior secured lenders, Dragon Dynamic Catalytic Bridge SAC Fund, Target Capital 1 LLC and 622 Capital LLC (the “New Warrant Holders”), for shares of Series A preferred stock.

In connection with the exchange, the Company also issued warrants (the “New Warrants”) to the New Warrant Holders to purchase additional shares of Class A common stock, at any time and from time to time at the option of the New Warrant Holders. The New Warrants were issued in exchange for the existing warrants held by the New Warrant Holders. The exercise price of the shares to be issued pursuant to the New Warrants is $10,000 per share, which was the price per shares of Class A common stock issued in our initial public offering (as adjusted for subsequent reverse stock splits). The New Warrants may be exercised for a total of 332 shares of Class A common stock, which is equal to the quotient of 75% of the then outstanding Series A preferred stock value divided by the $10,000 per share exercise price. The New Warrants were issued in privately negotiated transactions exempt from registration pursuant to Section 4(a)(2) of the Securities Act. There were no cash proceeds from the issuances of the New Warrants.

Spartan IPO Warrant

In connection with our initial public offering, on August 31, 2023 the Company issued to the underwriter in our initial public offering, Spartan Capital Securities, LLC (“Spartan”), a warrant (the “Spartan IPO Warrant”) to purchase up to 32 shares of Class A common stock. The Spartan IPO Warrant is exercisable at any time and from time to time, beginning 180 days after August 29, 2023, the effective date of our registration statement filed in connection with the initial public offering and expiring on a date which is three (3) years from the commencement of sales of the public offering in compliance with FINRA Rule 5110(e)(1)(A). The Spartan IPO Warrant is exercisable for an exercise price of $11,000 per share, which is 110% of the public offering price of our Class A common stock in the initial public offering (as adjusted for subsequent reverse stock splits).

The Spartan IPO Warrant was issued in a privately negotiated transaction exempt from registration pursuant to Section 4(a)(2) of the Securities Act. There were no cash proceeds from the issuance of the Spartan IPO Warrant.

Spartan February 2024 Warrant

In connection with their role in introducing the Company to Tumim in connection with the proposed sale of shares of Class A common stock to Tumim, we issued to Spartan a warrant (the “New Spartan Warrant”) to purchase 753 shares of Class A common stock at an exercise price of $233.75 per share (as adjusted for subsequent reverse stock splits). The New Spartan Warrant expires on August 16, 2028.

The New Spartan Warrant was issued in a privately negotiated transaction exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933. There were no cash proceeds from the issuance of the New Spartan Warrant.

Kimball Carr Warrant

On September 1, 2022, the Company issued to Kimball Carr, the Company’s Chair, President and Chief Executive Officer, a warrant (the “Carr Warrant”) for up to 20 shares of Class A common stock as consideration of Mr. Carr’s personal guaranty of certain loans of the Company. The warrant was issued effective as of January 1, 2023 and is exercisable at any time and from time to time by the holder for a period of five (5) years from January 1, 2023, The Carr Warrant is subject to an exercise price per share equal to $6,000, which was the initial offering price of the Class A common stock issued in our initial public offering, multiplied by 0.60, subject to adjustment for subsequent stock splits, stock combinations, stock dividends, and recapitalizations. The Carr Warrant was issued in a privately negotiated transaction exempt from registration pursuant to Section 4(a)(2) of the Securities Act. There were no cash proceeds from the issuances of the Carr Warrant.

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Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits

Exhibit Number	Description
2.1	Asset Purchase Acquisition Agreement by and among Inspire Veterinary Partners, Inc., IVP FL Holding Company, LLC, Joseph A. Suarez D.V.M., P.A. and Joseph A Suarez, DVM (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 10, 2025)
2.2	Real Estate Asset Purchase Agreement by and among Suarez Enterprises, LLC and IVP FL Properties LLC (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on June 10, 2025)
3.1	Amended and Restated Articles of Incorporation of Inspire Veterinary Partners, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1/A filed with the SEC on May 23, 2023)
3.2	Second Amended and Restated By-Laws of Inspire Veterinary Partners, Inc. (incorporated by reference to Exhibit 3.3 to the Company’s Registration Statement on Form S-1/A filed with the SEC on August 2, 2023)
3.4	Certificate of Amendment to Articles of Incorporation of Inspire Veterinary Partners, Inc. dated June 20, 2024 (incorporated by reference to Exhibit 3.7 to the Company’s Registration Statement on Form S-1/A filed with the SEC on June 24, 2024)
3.5	Certificate of Change to Articles of Incorporation of Inspire Veterinary Partners, Inc. dated January 3, 2025 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on January 10, 2025)
3.6	Certificate of Amendment to Articles of Incorporation of Inspire Veterinary Partners, Inc. dated February 11, 2025 (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2025 filed with the SEC on August 13, 2025)
4.1*	Registration Rights Agreement, dated July 29, 2025, by and between Inspire Veterinary Partners, Inc. and Seven Knots, LLC
4.2	Certificate of Designation relating to Series A preferred stock of Inspire Veterinary Partners, Inc. (incorporated by reference to Exhibit 3.4 to the Company’s Registration Statement on Form S-1/A filed with the SEC on July 14, 2023)
4.3	First Amendment to Certificate of Designation relating to Series A preferred stock of Inspire Veterinary Partners, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on November 8, 2023)
4.4	Second Amendment to Certificate of Designation relating to Series A preferred stock of Inspire Veterinary Partners, Inc. (incorporated by reference to Exhibit 3.6 to the Company’s Current Report on Form 8-K filed with the SEC on April 4, 2024)
4.5	Certificate of Designations relating to Series B preferred stock of Inspire Veterinary Partners, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 4, 2025)
5.1*	Opinion of The Crone Law Group P.C.
10.1	Common Stock Purchase Agreement, dated November 30, 2023, between Inspire Veterinary Partners, Inc. and Tumim Stone Capital LLC (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 6, 2023)
10.2†	Form of Master Line of Credit Loan Agreement with WealthSouth, a division of Farmer’s National Bank of Danville Kentucky (incorporated by reference to Exhibit 10.7 to the Company’s Registration Statement on Form S-1/A filed with the SEC on May 23, 2023)
10.3†	Notice And Consent To Modification And Confirmation Of Guaranty By Guarantor with First Southern National Bank (incorporated by reference to Exhibit 10.8 to the Company’s Registration Statement on Form S-1/A filed with the SEC on May 23, 2023)
10.4	Employment Agreement of Kimball Carr dated February 10, 2025 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 23, 2025)
10.5	2022 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Registration Statement on Form S-8 filed with the SEC on June 23, 2025)
10.6	Consulting Agreement between the Company and Alchemy Advisory LLC dated as of December 1, 2021 (incorporated by reference to Exhibit 10.19 to the Company’s Registration Statement on Form S-1/A filed with the SEC on May 23, 2023)
10.7	Amendment to Consulting Agreement between the Company and Alchemy Advisory LLC dated as of November 15, 2022 (incorporated by reference to Exhibit 10.20 to the Company’s Registration Statement on Form S-1/A filed with the SEC on May 23, 2023)
10.8	Capital Market Advisory Agreement between the Company and Exchange Listing, LLC, dated as of December 28, 2021 (incorporated by reference to Exhibit 10.21 to the Company’s Registration Statement on Form S-1/A filed with the SEC on May 23, 2023)
10.9	Merchant Cash Advance Agreement with Cedar Advance, LLC (incorporated by reference to Exhibit 10.26 to the Company’s Registration Statement on Form S-1/A filed with the SEC on August 23, 2023)
10.10	Letter Agreement, dated January 19, 2024, between Inspire Veterinary Partners, Inc. and Tumim Stone Capital LLC (incorporated by reference to Exhibit 10.15 to the Company’s Registration Statement on Form S-1/A filed with the SEC on January 26, 2024)
10.11†	Services Agreement, dated August 1, 2023, between Inspire Veterinary Partners, Inc. and TraqDigital Marketing Group (incorporated by reference to Exhibit 10.20 to the Company’s Registration Statement on Form S-1 filed with the SEC on January 31, 2024)

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10.12	Employment Agreement of Richard Frank dated March 1, 2025 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 7, 2025)
10.13	General Release Agreement, dated March 6, 2024, between Inspire Veterinary Partners, Inc. and the Releasors party thereto (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on March 12, 2024)
10.14	Securities Purchase Agreement, dated May 30, 2025, between Inspire Veterinary Partners, Inc. and 1800 Diagonal Lending LLC (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 5, 2025)
10.15	Original Issue Discount Note, dated May 30, 2025, between Inspire Veterinary Partners, Inc. and 1800 Diagonal Lending LLC (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on June 5, 2025)
10.16	Securities Purchase Agreement, dated May 30, 2025, between Inspire Veterinary Partners, Inc. and Boot Capital LLC (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on June 5, 2025)
10.17	Original Issue Discount Note, dated May 30, 2025, between Inspire Veterinary Partners, Inc. and Boot Capital LLC (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the SEC on June 5, 2025)
10.18	Consulting Agreement dated July 2, 2025 by and between Inspire Veterinary Partners, Inc. and Mark Crone (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2025 filed with the SEC on August 13, 2025)
10.19	Consulting Agreement dated July 2, 2025 by and between Inspire Veterinary Partners, Inc. and Alchemy Advisory LLC (incorporated by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2025 filed with the SEC on August 13, 2025)
10.20†	Securities Purchase Agreement dated July 28, 2025 by and between Inspire Veterinary Partners, Inc. and the investors named therein (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 4, 2025)
10.21*	Common Stock Purchase Agreement dated July 29, 2025 by and between Inspire Veterinary Partners, Inc. and Seven Knots, LLC
21	List of Subsidiaries (incorporated by reference to Exhibit 21.1 to the Company’s Registration Statement on Form S-1 filed with the SEC on January 31, 2024)
23.1*	Consent of Kreit & Chiu CPA LLP
23.2*	Consent of The Crone Law Group P.C. (included in Exhibit 5.1)
107*	Fee table

*	Filed herewith

†	Bank account information or the addresses of certain officers has been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and the type of information that the registrant treats as private or confidential. An unredacted copy of the exhibit will be furnished supplementally to the SEC upon request.

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Item 17. Undertakings.

The undersigned registrant hereby undertakes:

1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus fi led with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

a.	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

b.	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

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5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

6)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 of a third party that is incorporated by reference in the registration statement in accordance with Item 1100(c)(1) of Regulation AB shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

7)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

8)	The undersigned registrant hereby undertakes that:

i.	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

ii.	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fi de offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Virginia Beach, Virginia, on September 19, 2025.

INSPIRE VETERINARY PARTNERS, INC.

By:	/s/ Kimball Carr
	Name:	Kimball Carr
	Title:	Chair, President and Chief Executive Officer
(Principal Executive Officer)

By:	/s/ Richard Frank
	Name:	Richard Frank
	Title:	Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Kimball Carr and Richard Frank as his or her true and lawful attorney-in-fact, each with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments including pre- and post-effective amendments to this Registration Statement, any subsequent registration statement for the same offering which may be filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and pre- or post-effective amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Kimball Carr	Chair, President and Chief Executive Officer	September 19, 2025
Kimball Carr	(Principal Executive Officer)

/s/ Richard Frank	Chief Financial Officer	September 19, 2025
Richard Frank	(Principal Financial Officer and Principal Accounting Officer)

/s/ Larry Alexander	Director	September 19, 2025
Larry Alexander

/s/ Phillip Balatsos	Director	September 19, 2025
Phillip Baltatsos

/s/ Charles Stith Keiser	Director	September 19, 2025
Charles Stith Keiser

/s/ Anne Murphy	Director	September 19, 2025
Anne Murphy

/s/ Timothy Watters	Director	September 19, 2025
Timothy Watters

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